UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Coventry Health Care, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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6720-B Rockledge Drive, Suite 700

Bethesda, MD 20817

301-581-0600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2012

To our Stockholders:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders, which will be held on Thursday, May 17, 2012, at 8:00 a.m., Eastern Time, at The Ritz-Carlton, Fort Lauderdale, 1 North Fort Lauderdale Beach Boulevard, Fort Lauderdale, Florida 33304, Telephone (954) 465-2300. The meeting will be held for the following purposes:

1.	To elect Daniel N. Mendelson, Rodman W. Moorhead, III and Timothy T. Weglicki as Class III Directors of the Company to serve until the annual meeting of stockholders in 2015;

2a.	To approve an amendment to the Restated Certificate of Incorporation to declassify the Board of Directors;

2b.	To approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority voting requirements for amending certain provisions of the Restated Certificate of Incorporation;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012;

4.	To consider a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;

5.	To consider a stockholder proposal as set forth in the attached proxy statement, if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. These rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. As a result, we are mailing a notice of Internet availability to many of our stockholders instead of paper copies of our proxy statement and our annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2011 Annual Report and proxy card.

All holders of record of the Company’s Common Stock at the close of business on Monday, March 19, 2012 are entitled to vote at the 2012 Annual Meeting of Stockholders or at any adjournment(s) of the meeting.

By Order of the Board of Directors,

ALLEN F. WISE
Chief Executive Officer

Bethesda, Maryland

April 6, 2012

YOUR VOTE IS IMPORTANT. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE

VOTE. YOU MAY VOTE BY TOLL-FREE TELEPHONE OR BY THE INTERNET.

IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY VOTE BY COMPLETING,

DATING, SIGNING AND RETURNING THE PROXY CARD IN THE ACCOMPANYING

POSTAGE-PAID RETURN ENVELOPE. PLEASE SEE INSTRUCTIONS

ON THE PROXY CARD.

i

ii

6720-B Rockledge Drive, Suite 700

Bethesda, MD 20817

301-581-0600

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2012

QUESTIONS AND ANSWERS

Why am I receiving these materials?

This proxy statement is furnished to stockholders of record of Coventry Health Care, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2012 Annual Meeting of Stockholders of the Company to be held on Thursday, May 17, 2012, at 8:00 a.m., Eastern Time, at The Ritz-Carlton, Fort Lauderdale, 1 North Fort Lauderdale Beach Boulevard, Fort Lauderdale, Florida 33304, Telephone (954) 465-2300 (the “2012 Annual Meeting”). As a stockholder, you are invited to attend the 2012 Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. Accordingly, on April 6, 2012, we sent a Notice of Internet Availability of the Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. A copy of this proxy statement, the Company’s 2011 Annual Report and other proxy materials are posted at www.proxyvote.com (simply enter your 12-digit control number listed on the Notice and click “Submit”). You may also request printed copies of this proxy statement, the 2011 Annual Report and other proxy materials by following the instructions in the Notice. In addition, stockholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. You will not receive a printed copy of the proxy materials in the mail unless you specifically request them or in the past have specifically elected to receive future proxy materials by mail.

What is the purpose of the 2012 Annual Meeting?

You will be asked to consider and vote upon six proposals: (i) to elect Daniel N. Mendelson, Rodman W. Moorhead, III and Timothy T. Weglicki as Class III Directors of the Company to serve until the annual meeting of stockholders in 2015; (ii) to approve an amendment to the Restated Certificate of Incorporation to declassify the Board; (iii) to approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority voting requirements for amending certain provisions of the Restated Certificate of Incorporation; (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012; (v) a non-binding, advisory vote to approve the compensation of the Company’s named executive officers; and (vi) a stockholder proposal set forth in this proxy statement, if properly presented at the meeting. The Board is not aware of any other matters to be presented for action at the 2012 Annual Meeting; however, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

Who may attend the 2012 Annual Meeting?

Stockholders of record at the close of business on Monday, March 19, 2012, the record date for the meeting (the “Record Date”), may attend the 2012 Annual Meeting. Stockholders whose shares are held in “street name” (through a bank, brokerage firm or other nominee as discussed below) will need to bring a copy of their brokerage statement reflecting their ownership of our common stock, $0.01 par value (“Common Stock”), as of the Record Date or the notice or voting instructions form received from your bank, brokerage firm or other nominee for admission to the 2012 Annual Meeting. Stockholders attending the 2012 Annual Meeting in person will be required to show proof of identity.

Who is entitled to vote?

Only stockholders of record of our Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the 2012 Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

What is a proxy statement and what is a proxy?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the 2012 Annual Meeting. These two officers are Allen F. Wise and Shirley R. Smith.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Shareowner Services, you are a “stockholder of record” (or “registered stockholder”) of those shares, and notice of these proxy materials has been provided directly to you.

If your shares are held by a bank, brokerage firm or other nominee as a custodian, you are considered a “beneficial owner” of those shares, which you hold in “street name.”

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, notice of these proxy materials is being forwarded to you by your bank, brokerage firm or other nominee as custodian (or “record holder”), along with a voting instructions card. As the beneficial owner, you have the right to direct the record holder of your shares on how to vote your shares by using the voting instructions card or by following their instructions for voting by telephone or on the Internet (if available), and the record holder is required to vote your shares in accordance with your instructions.

If you do not provide your record holder with voting instructions, your record holder may still be entitled to vote your shares in its discretion on certain proposals considered to involve routine matters; however, absent your voting instructions, your record holder will not be able to vote your shares with respect to other proposals that are considered to involve non-routine matters, and your shares will be considered “broker non-votes” on those proposals. For a further discussion of the treatment of broker non-votes, please see “What are ‘broker non-votes’ and what are their effects?” and “What if I am a beneficial owner and do not provide voting instructions to my broker?” below.

How do I vote?

You May Vote by Mail.    You may vote by mail by properly completing, signing and dating the accompanying proxy card (registered stockholders) or voting instructions card (beneficial owners) and returning it in the enclosed envelope. Such proxy card or voting instructions card will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

You May Vote by Telephone or on the Internet.    If you are a registered stockholder, you may vote by telephone or on the Internet by following the instructions included on the Notice or proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on May 16, 2012.

If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. The availability of telephone and Internet voting will depend on the voting process of the record holder of your shares. We recommend that you follow the instructions set forth on the voting instructions card provided to you by your record holder.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective, environmentally-friendly way for us to provide you with proxy materials and annual reports.

You May Vote in Person at the 2012 Annual Meeting.    If you are a registered stockholder and attend the 2012 Annual Meeting, you may deliver your completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the 2012 Annual Meeting.

If you are a beneficial owner, bring the notice or voting instructions form you received from your bank, brokerage firm or other nominee for admission to the 2012 Annual Meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of March 19, 2012 with you to the 2012 Annual Meeting. Please note that you will not be able to vote your shares at the 2012 Annual Meeting without a legal proxy, as described below.

As a beneficial owner, you will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the 2012 Annual Meeting and hand it in with a signed ballot that will be provided to you at the 2012 Annual Meeting. You will not be able to vote your shares at the meeting without a legal proxy.

Stockholders attending the 2012 Annual Meeting in person will be required to show proof of identity.

Can I change or revoke my vote?

Yes. To change or revoke your vote, send in a new proxy card with a later date, cast a new vote by telephone or Internet (only your last proxy submitted prior to the 2012 Annual Meeting will be counted), or send a written notice of revocation to the Company’s Corporate Secretary at 6720-B Rockledge Drive, Suite 700, Bethesda, MD 20817. If you attend the 2012 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a bank, brokerage firm or other nominee in “street name,” you will need to obtain a legal proxy form from the institution that holds your shares.

How many votes do I have?

You will have one vote for every share of the Company’s Common Stock that you owned on the Record Date.

How many votes must be present to hold the 2012 Annual Meeting?

A quorum must be present to hold the 2012 Annual Meeting. A “quorum” is a majority of the shares issued and outstanding and entitled to vote at the 2012 Annual Meeting. Such shares may be present at the 2012 Annual

Meeting or represented by properly executed proxy. Any stockholder of record present in person or by properly executed proxy at the 2012 Annual Meeting, but who abstains from voting, will be counted for purposes of determining whether a quorum is present. If a quorum is not present, the 2012 Annual Meeting may be adjourned from time to time until a quorum is present or represented by proxy.

How many votes can be cast by all stockholders?

As of March 19, 2012, the Record Date, there were 141,965,395 shares of the Company’s Common Stock outstanding and eligible to vote on each matter brought before the 2012 Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

•	FOR the election of Daniel N. Mendelson, Rodman W. Moorhead, III and Timothy T. Weglicki as Class III Directors of the Company to serve until the annual meeting of stockholders in 2015;

•	FOR the approval of an amendment to the Restated Certificate of Incorporation to declassify the Board;

•

FOR the approval of an amendment to the Restated Certificate of Incorporation to reduce the supermajority voting requirements for amending certain provisions of the Restated Certificate of Incorporation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012;

•	FOR the non-binding, advisory vote to approve the compensation of the Company’s named executive officers; and

•	AGAINST the stockholder proposal set forth in this proxy statement, if properly presented at the meeting.

What if I am a registered stockholder and do not specify how my shares are to be voted on my proxy card?

Stockholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of Daniel N. Mendelson, Rodman W. Moorhead, III and Timothy T. Weglicki as Class III Directors of the Company to serve until the annual meeting of stockholders in 2015;

•	FOR the approval of an amendment to the Restated Certificate of Incorporation to declassify the Board;

•

FOR the approval of an amendment to the Restated Certificate of Incorporation to reduce the supermajority voting requirements for amending certain provisions of the Restated Certificate of Incorporation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012;

•	FOR the non-binding, advisory vote to approve the compensation of the Company’s named executive officers; and

•	AGAINST the stockholder proposal set forth in this proxy statement, if properly presented at the meeting.

What are “broker non-votes” and what are their effects?

Under current New York Stock Exchange (“NYSE”) rules, banks, brokerage firms or other nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine (discretionary) matters. If a proposal is not a routine matter, a bank, brokerage firm or other nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares.

“Broker non-votes” are shares held by banks, brokerage firms or other nominees which are present in person or represented by proxy, but which are not voted on a particular matter because voting instructions have not been received from the beneficial owners. Under NYSE rules, NYSE-member brokerage firms who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, who are the beneficial owners of the shares, are not permitted to vote on non-routine matters. For non-routine matters, these broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will result in the proposal receiving fewer votes.

What if I am a beneficial owner and do not provide voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, brokerage firm or other nominee by the deadline provided in the materials you receive from your bank, brokerage firm or other nominee. If you do not provide voting instructions to your bank, brokerage firm or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote:

Non-Routine Matters:    If you fail to provide your bank, brokerage firm or other nominee with voting instructions, they may not vote on the following non-routine matters:

•	Proposal 1 — Election of Directors

•	Proposal 2a — To Approve an Amendment to the Restated Certificate of Incorporation to Declassify the Board

•

Proposal 2b — To Approve an Amendment to the Restated Certificate of Incorporation to Reduce the Supermajority Voting Requirements for Amending Certain Provisions of the Restated Certificate of Incorporation

•	Proposal 4 — Non-binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

•	Proposal 5 — Stockholder Proposal Set Forth in this Proxy Statement, if Properly Presented

Routine Matters:    Proposal 3 (Ratification of the Appointment of Independent Public Accounting Firm) is considered to be a routine matter, and your bank, brokerage firm or other nominee may be authorized to vote on this matter in its discretion if you fail to provide voting instructions.

How many votes are required for each proposal?

Election of Directors.    The affirmative vote of a majority of votes cast for each director nominee represented in person or by properly executed proxy at the 2012 Annual Meeting is required to approve the election of each such nominee. A majority of votes cast means that the number of shares voted “for” a nominee exceeds the shares voted “against” with respect to the nominee. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2012 Annual Meeting but will not be deemed to be votes cast for the purpose of tabulating the vote in the election of directors.

Amendments to the Company’s Restated Certificate of Incorporation.    The affirmative vote of 75% of the Company’s Common Stock entitled to vote generally in the election of directors is required to effect the proposed amendments to the Company’s Restated Certificate of Incorporation. Seventy-five percent (75%) of the votes means that the number of shares voted “for” each amendment must equal or exceed 75% of the shares outstanding and entitled to vote.

Ratification of the Appointment of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy at the 2012 Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Non-binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.    The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy at the 2012 Annual Meeting and entitled to vote is required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

Stockholder Proposal.    The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy at the 2012 Annual Meeting and entitled to vote is required to approve the stockholder proposal set forth in this proxy statement.

Other Matters.    The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy at the 2012 Annual Meeting and entitled to vote is required to act upon all other business that may properly come before the 2012 Annual Meeting.

How are the votes counted?

The votes are counted by an automated system administered by Broadridge Investor Communications Solutions, Inc.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved and will not be counted as votes cast for or against such proposal.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to directors, officers or employees unless (i) required by law, (ii) you expressly request disclosure of your proxy, or (iii) there is a contested proxy solicitation.

Who is soliciting my vote?

Your vote is being solicited by and on behalf of the Board.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs include the expense of preparing, assembling, printing and mailing the Notice to stockholders of record and beneficial owners, mailing the printed proxy materials to stockholders (who so request) and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies in conjunction with the 2012 Annual Meeting for an estimated fee of $7,500 plus reimbursement of disbursements made on the Company’s behalf. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies on our behalf personally or by telephone, without additional compensation. We will also solicit proxies by e-mail from stockholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results for the 2012 Annual Meeting?

The preliminary voting results will be published on a Current Report on Form 8-K filed by the Company with the SEC within four business days of the 2012 Annual Meeting. The final voting results, if different than the preliminary voting results, will be published on an amended Current Report on Form 8-K within four business days of the date on which the final results are known.

Can I access the Company’s proxy materials and annual report electronically?

The Notice mailed to you contains instructions on how to access our proxy materials and vote over the Internet. This proxy statement, our 2011 Annual Report and other proxy materials are also available on our Internet website at www.coventryhealthcare.com (accessible through the “Investor Relations” link). Opting to access your proxy materials online saves us the cost of producing and mailing the proxy materials to your home or office and gives you an automatic link to the proxy voting site.

Additionally, you may choose to receive future proxy materials (including the Notice) by e-mail, which will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials (including the Notice) by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What is “householding” and how does it affect me?

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s Common Stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2011 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

CORPORATE GOVERNANCE

Code of Ethics

The Company is dedicated to conducting its business in accordance with the highest standards of ethical conduct, uncompromising integrity and compliance with all federal, state and local laws governing its business. Accordingly, the Company has established a Code of Business Conduct and Ethics (the “Code of Ethics”) to assure uniformity in standards of conduct, which applies to all of the Company’s directors, officers, employees (including our Chief Executive Officer, Chief Financial Officer and Controller) and representatives and to relationships with stockholders, customers, vendors, competitors, auditors and all public and governmental bodies. In support of the Code of Ethics, the Company appointed a Chief Compliance Officer, and all employees are required to participate in annual compliance training. Violations may be reported as provided in the Code of Ethics, including by an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of the Code of Ethics. The Code of Ethics, as amended, is available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com.

Leadership Structure

The Board currently combines the roles of Chairman of the Board and Chief Executive Officer. Considering the Company’s strong performance over extended periods under Mr. Wise’s leadership, the Board believes that the Company benefits from Mr. Wise’s services in both roles. Mr. Wise previously served as our Chief Executive Officer from 1996 through 2004, and the Board believed him to be the most qualified to serve again as our Chief Executive Officer in light of his successful previous tenure leading the Company, his continuous involvement in the Company’s business as a director and Chairman, and his overall experience in, knowledge of and reputation in the health care industry. However, the Board does not intend to continue its practice of combining the roles of Chairman of the Board and Chief Executive Officer. As part of the Board’s ongoing succession planning, a search for Mr. Wise’s successor is in process and we anticipate announcing his successor by the end of 2012 or in 2013, at which time Mr. Wise will step down as Chief Executive Officer and will continue in the single role of Chairman of the Board.

The Board also maintains an independent Lead Director. Elizabeth E. Tallett currently serves as our Lead Director. We believe it is important to have an independent Lead Director to establish a system of checks and balances between the independent directors of the Board and Mr. Wise. The Lead Director provides leadership to the Board to ensure it operates in an independent, cohesive manner. In addition to working in conjunction with the Chairman to establish the agenda for each meeting, the Lead Director presides over executive sessions attended by only independent directors; presides over meetings in the event of the Chairman’s unavailability; communicates to the Chairman the substance of discussions held during executive sessions; serves as a liaison between the Chairman and the Board’s independent directors on sensitive issues; approves materials sent to the Board; speaks on behalf of the Board and the Company as directed by the Board when the Chairman is unable to do so; remains available to receive direct communications from stockholders, employees, regulatory agencies, etc. through Board-approved procedures; and performs such other responsibilities as the Board may periodically consider to be appropriate. Our Corporate Governance Guidelines set forth in greater detail the Lead Director’s responsibilities. Our Corporate Governance Guidelines are available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com.

Risk Oversight

The Company is exposed to a number of risks, including economic, environmental, operational and regulatory risks, among others. Management is responsible for the day-to-day management of the risks the Company faces, while the Board as a whole is responsible for the oversight of such risk. The Audit, Compensation, and Nominating/Corporate Governance Committees, however, each play a key role in assisting the Board in fulfilling its oversight responsibilities. The Audit Committee regularly meets with management, members of the Company’s internal audit department and the Company’s independent registered public accounting firm to discuss and remedy any significant financial risk exposure, including internal controls. Management, external auditors, and internal auditors also periodically provide reports to the Audit Committee. In addition, the Audit Committee provides regular reports regarding its activities to the Board. The Compensation Committee assists the Board with risk oversight by monitoring and structuring employee compensation practices to ensure they do not promote excessive risk-taking that might threaten the value of the Company and regularly reporting its activities to the Board. The Nominating/Corporate Governance Committee assists with risk oversight by managing Board structure and organization, establishing the criteria for selecting new members to the Board, annually reviewing the corporate governance principles of the Company and recommending changes when appropriate. The Nominating/Corporate Governance Committee also regularly reports its activities to the Board.

In 2010, the Company engaged Ernst & Young LLP to conduct an enterprise risk assessment (“ERA”) in order to further develop the Company’s enterprise risk management framework. Ernst & Young LLP conducted interviews with members of senior management and the Board to identify the most significant risks faced by the Company. Based on the ERA, the Company has implemented processes to monitor and report on mitigating initiatives, including a quarterly review of significant business risks by key leaders of the Company.

Assessment of Risk Relating to Compensation

At the direction of the Compensation Committee, management of the Company prepared an analysis and assessment of our compensation programs for all employees, including our executives, evaluating the potential risks associated with those programs. Our assessment consisted of an extensive review of our various plans and programs by a cross-functional team of representatives from different departments throughout our organization, including our legal, finance and human resources/compensation departments. This team reviewed the structures of the compensation programs, the processes used with respect to those programs and the controls related to those programs. It also validated our compensation mix against the compensation mix in the market and among our peer group.

The Compensation Committee discussed with management the results of the analysis and assessment of our compensation programs. We concluded that, although we maintain performance-based incentive plans, our compensation policies and practices have counterbalances that mitigate risks and do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching or concurring with the conclusions, the assessment team and the Compensation Committee considered the following features of our compensation programs:

•	We have implemented a detailed planning process and Compensation Committee and/or executive management oversight exists for each of our compensation programs.

•	The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which is in line with practices among our peer group.

•	We set performance goals that we believe are reasonable in light of past performance and market conditions.

•	We have a combination of both short-term and long-term elements of executive compensation.

•

We use a mix of performance-based and time-based vesting of restricted stock awards and performance stock unit awards to ensure our executives’ interests are aligned with those of our stockholders for the long term.

•	We added multiple performance measures to the annual incentive plan starting in 2011 and to the long-term incentive plan starting in 2012.

•

Our Compensation Committee awaits the distribution of the Company’s integrated audit results prior to finalizing short-term and long-term incentive plan payouts to ensure performance criteria have been met.

•	We have capped funding levels and payouts to individual executives under both our annual and long-term incentive plans.

•	We use time-based vesting for grants of non-qualified stock options.

•

Our executive stock ownership guidelines set forth certain levels of stock ownership for executives (stock options and performance share units are not counted in holdings) based upon a multiple of their base salaries, which aligns a significant portion of their compensation to the long-term performance of the Company.

•	Our Compensation Committee is advised by an independent compensation consultant who also reviews the results of our annual analysis and assessment of our compensation programs.

•	We have an anti-hedging policy that applies to executives and directors.

•

We adopted a claw-back policy and, additionally, recipients of long-term incentive awards valued at over $200,000 are required to enter into a restrictive covenants agreement with non-compete, non-solicitation, non-disclosure and claw-back provisions.

Director Independence

The Board has determined that nine of its ten directors, including all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, are “independent” as defined by the listing standards of the NYSE, by the SEC and all of the applicable rules and regulations and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). In determining director independence, the Board broadly considers all relevant facts and circumstances, including those types of facts and circumstances set forth in the rules of the NYSE. The Board considers the issue not merely from the standpoint of a director but also from that of persons or organizations with which the director has an affiliation. An independent director must be free of any relationship with the Company or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any contractual relationships that may exist with a director or a related party or interest. The nine independent directors are: Joel Ackerman, L. Dale Crandall, Lawrence N. Kugelman, Daniel N. Mendelson, Rodman W. Moorhead, III, Michael A. Stocker, M.D., Joseph R. Swedish, Elizabeth E. Tallett and Timothy T. Weglicki.

Related Person Transactions Policy

The Board recognizes that transactions or relationships with the Company and its directors, executive officers, significant stockholders and their immediate family members may involve potential conflicts of interest. As a result, the Board adopted a written Related Person Transactions Policy (the “Policy”) requiring the prior approval of the Nominating/Corporate Governance Committee before a related person may enter into a transaction or relationship in which the Company is a participant and the related person would have a direct or indirect material interest, unless such transaction is available to all employees or involves less than $25,000. Under the Policy, any proposed related person transactions are reviewed at the regularly scheduled meetings of the Nominating/Corporate Governance Committee. Additionally, ongoing relationships are periodically reviewed and assessed to ensure compliance and fairness to the Company and there is a general presumption that a related person transaction will not be approved. A related person transaction may be approved if, after a full review, the disinterested members of the Nominating/Corporate Governance Committee determine that the transaction is being made at arm’s length and is fair to the Company. The Policy is available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com.

Stockholder Nominees

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Company’s Board and to address the membership criteria set forth under “Director Qualifications” below. We discuss the specific experience, qualifications, skills and attributes of each of our directors and director nominees within the director biographies on pages 16 to 19 of this proxy statement. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should be submitted to the following address: Corporate Secretary, Coventry Health Care, Inc., 6720-B Rockledge Drive, Suite 700, Bethesda, MD 20817.

To be timely considered by the Nominating/Corporate Governance Committee, director nominations submitted by stockholders for the 2013 annual meeting of stockholders must be delivered to or mailed and received by the Corporate Secretary at the Company’s address (above) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 17, 2013 and not later than February 16, 2013).

A stockholder’s notice must include (a) the proposed nominee’s name, qualifications and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) certain other information regarding the stockholder proponents, its associated persons, its financial interests in the Company and other matters, as required by the Company’s Amended and Restated Bylaws (“Bylaws”) as to the stockholder giving such notice. No person is eligible for election as a director of the Company unless nominated in accordance with the procedures required by the Company’s Bylaws. The Chairman of the Board may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company’s Bylaws, and if he should so determine, the defective nomination will be disregarded.

The procedures described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in the Company’s proxy statement for future stockholder meetings. For additional information, see the information set forth under “Stockholder Proposals for 2013 Annual Meeting of Stockholders” on page 66 of this proxy statement.

Director Qualifications

The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating/Corporate Governance Committee for positions on the Company’s Board. Under these criteria, not less than a majority of the members of the Board must be independent and the Board members must have the highest professional and personal ethics and values consistent with the Company’s values and standards. Other criteria that will be considered are prior experience as a director, knowledge of the Company’s business and industry and broad experience at the operational, financial, regulatory or policy making level(s) in business.

Diversity, age and skills in the context of the needs of the Board are also considerations. The Company’s Corporate Governance Guidelines do not explicitly define “diversity.” It is the Nominating/Corporate Governance Committee’s practice to seek director candidates who will contribute to a diversity of perspectives. The Nominating/Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account a candidate’s personal characteristics (such as gender and ethnicity) and experience (such as with respect to industry, education and public service), with the aim of maintaining a Board that considers a broad range of viewpoints. Board members should also have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly, and in no event may any director serve on the board of directors of more than six public companies. Our Corporate Governance Guidelines are available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director that may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating/Corporate Governance Committee and may be considered at any point during the year.

As described above, the Nominating/Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of stockholder status of persons proposing candidates, recommendations are collected and considered by the Nominating/Corporate Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating the nominations, the Nominating/Corporate Governance Committee uses the same criteria for all nominees and seeks to achieve a balance of knowledge, experience, diversity of perspective and capability on the Board.

Executive Sessions

Executive sessions of non-management directors of the Board and its committees are held on a regular basis at quarterly and special meetings. Prior to 2009, Allen F. Wise, our Chairman of the Board, chaired the executive sessions. Since returning to the Company in 2009 as our Chief Executive Officer, executive sessions have been chaired by the Company’s Lead Director, Elizabeth E. Tallett. Ms. Tallett is an independent director elected to such position by her fellow non-management directors. Any independent director can request that an additional executive session be scheduled. See “Communications with the Board” below for the process by which stockholders may communicate with non-management directors of the Board.

Directors’ Attendance at Annual Meetings of Stockholders

Although directors are invited and are always welcome to attend the annual stockholder meetings, the Company does not require their attendance. All directors attended the 2011 annual meeting of stockholders. For 2012, the Board scheduled its regular meeting in the second quarter to coincide with the 2012 Annual Meeting. The Company anticipates that all directors will attend its 2012 Annual Meeting.

Board Meetings

During the 2011 fiscal year, the Board held four regular meetings and two special telephonic meetings. All incumbent members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members.

Communications with the Board

Stockholders and interested parties may communicate with the Board, the Chairman of the Board or any other director or group of directors by submitting a letter in writing to such director(s), c/o Coventry Health Care, Inc., 6720-B Rockledge Drive, Suite 700, Bethesda, MD 20817. If the communication relates to the Company’s ethics or business conduct, financial statements, accounting practices or internal controls, the communication should be submitted in writing to the following address: Audit Committee Chair, Coventry Health Care, Inc.,

6720-B Rockledge Drive, Suite 700, Bethesda, MD 20817. If the communication relates to other matters that are within the scope of the responsibilities of the Board and/or its committees, the communication will be forwarded to the appropriate director. Stockholder communications may be submitted confidentially or anonymously. Solicitations, advertisements and obviously inappropriate communications will not be forwarded but will be made available to any director who wishes to view them.

Committees of the Board

Audit Committee.    The Audit Committee is comprised of three independent directors. The members of the Audit Committee are Lawrence N. Kugelman (Chair), L. Dale Crandall and Elizabeth E. Tallett. Mr. Crandall and Ms. Tallett each serve on the audit committees of four public companies. The Board has considered their commitments to serve on the other audit committees and has affirmatively determined that such simultaneous service does not impair the ability of Mr. Crandall or Ms. Tallett to serve effectively on the Audit Committee of the Company’s Board.

The Audit Committee’s responsibilities include the following:

•	overseeing the adequacy and effectiveness of systems and controls in place to reasonably assure the fair presentation of the Company’s financial statements;

•	appointing, dismissing, overseeing the qualifications and performance of and determining the compensation paid to the external and internal auditors;

•	reviewing and approving the scope of audits and related fees;

•	interfacing directly with the internal and external auditors in executive sessions and otherwise;

•	serving as the audit committee for the Company’s regulated subsidiaries;

•	monitoring compliance with legal and regulatory requirements and the Company’s Code of Ethics; and

•	reviewing the adequacy and effectiveness of internal policies and procedures regarding audits, accounting and other financial controls.

The current charter of the Audit Committee, as amended, which is available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com, provides a detailed description of the Audit Committee’s responsibilities. During the 2011 fiscal year, the Audit Committee held four regular meetings, four pre-earnings release telephonic meetings and one special telephonic meeting.

The Board has determined that all audit committee members are financially literate under the current listing standards of the NYSE. The Board also determined that L. Dale Crandall, who is an independent director under the current listing standards of the NYSE, qualifies as an “audit committee financial expert” as defined by rules and regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee is currently comprised of four independent directors. The members of the Nominating/Corporate Governance Committee are Joel Ackerman (Chair), Daniel N. Mendelson, Michael A. Stocker, M.D. and Timothy T. Weglicki.

The Nominating/Corporate Governance Committee’s responsibilities include the following:

•	identifying individuals qualified to become members of the Board;

•	considering nominees made by stockholders in accordance with the Company’s Bylaws;

•	recommending to the Board the director nominees for the next annual meeting of stockholders; and

•	developing and recommending to the Board a set of corporate governance principles applicable to the Board and its members.

Nominations for election to the Board may be made by or at the direction of the Nominating/Corporate Governance Committee or by any eligible stockholder entitled to vote for the election of directors. For more information, see “Corporate Governance — Stockholder Nominees” beginning on page 10 of this proxy statement. The current charter of the Nominating/Corporate Governance Committee, which is available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com, provides a detailed description of its responsibilities. During fiscal year 2011, the Nominating/Corporate Governance Committee held four regular meetings.

Compensation Committee.    The Compensation Committee is comprised of four independent directors. The members of the Compensation Committee are L. Dale Crandall (Chair), Rodman W. Moorhead, III, Joseph R. Swedish and Timothy T. Weglicki. The Compensation Committee’s general responsibilities include the following:

•	participating in the development of and overseeing the compensation policies and objectives of the Company;

•	determining the amount of compensation paid to the Chief Executive Officer of the Company and approving the amount of compensation paid to the Company’s senior executives;

•	evaluating and recommending to the Board the compensation of non-employee directors;

•	authorizing equity awards and other compensation;

•	evaluating the Company’s incentive compensation programs and approving the performance targets for each program; and

•	reviewing and discussing with management, at least annually, the compensation risk analysis and assessment of the Company’s compensation programs.

The current charter of the Compensation Committee, which is available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com, provides a detailed description of its responsibilities. During fiscal year 2011, the Compensation Committee held four regular meetings, eight special telephonic meetings and one special meeting.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2011, the Compensation Committee was comprised of L. Dale Crandall (Chair), Rodman W. Moorhead, III, Joseph R. Swedish and Timothy T. Weglicki, none of whom had at any time been an officer or employee of the Company or any of its subsidiaries. During 2011, no interlocking relationship existed between any officer, member of the Board or the Compensation Committee and any officer, member of the board of directors or compensation committee of any other company.

Our Code of Ethics, Corporate Governance Guidelines, Related Person Transactions Policy and current committee charters are available under “Corporate Governance” accessible through the “Investor Relations” link on the Company’s website at www.coventryhealthcare.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s bylaws provide that the Company’s Board shall consist of not less than three directors and may increase to such other number of directors as shall be determined by the Board from time to time. The Board believes that eight (8) to twelve (12) directors is currently the optimal range to permit diversity of experience without hindering effective discussion of issues or diminishing individual accountability. Pursuant to the Company’s Restated Certificate of Incorporation and the Company’s Bylaws, the number of directors is set by the affirmative vote of a majority of the full Board. The Company’s Restated Certificate of Incorporation and Bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible. There are currently ten persons serving on the Board: four in Class I, three in Class II and three in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class III Directors’ terms of office expire in 2012. The nominees designated for election as Class III Directors at the 2012 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of stockholders in 2015. All of the Class III nominees consented to being nominated and to serve if so elected.

Pursuant to the Company’s current Restated Certificate of Incorporation, the Board is divided into three classes (Class I, Class II and Class III), with each class serving for a staggered, three-year term. Upon expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Accordingly, those directors who are nominated for re-election at the 2012 Annual Meeting belong to Class III and are expected to serve until the expiration of their terms at the Company’s annual meeting of stockholders in 2015. The other members of the Board belong to either Class I or Class II, as indicated in the table below, and will continue to serve on the Board until the expiration of their terms in 2013 and 2014, respectively, or until their successor is elected and qualified. As described below under “Proposal 2a — To Approve an Amendment to the Restated Certificate of Incorporation to Declassify the Board,” the amendment to the Company’s Restated Certificate of Incorporation, if adopted, would phase out the classification of the Board beginning in 2013.

The persons named on the proxy card that accompanies this proxy statement intend to vote the shares represented by such proxy “for” the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2012 Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy may vote for such other person or persons as may be designated by the Board.

The following table provides information about the persons nominated to serve as Class III Directors as well as the persons serving as Class I and Class II Directors whose terms continue until the 2013 or 2014 annual meeting of stockholders, respectively:

Nominees for Class III Directors

Name	Age	Committee Memberships/Chair
Daniel N. Mendelson	47	Nominating/Corporate Governance Committee
Rodman W. Moorhead, III	68	Compensation Committee
Timothy T. Weglicki	60	Compensation Committee, Nominating/Corporate Governance Committee

Continuing Class I Directors with Three-Year Terms Expiring in 2013

Name	Age	Committee Memberships/Chair
L. Dale Crandall	70	Audit Committee, Compensation Committee (Chair)
Elizabeth E. Tallett	62	Audit Committee, Lead Director
Allen F. Wise	69	Executive Chairman of the Board
Joseph R. Swedish	60	Compensation Committee

Continuing Class II Directors with Three-Year Terms Expiring in 2014

Name	Age	Committee Memberships/Chair
Joel Ackerman	46	Nominating/Corporate Governance Committee (Chair)
Lawrence N. Kugelman	69	Audit Committee (Chair)
Michael A. Stocker, M.D.	70	Nominating/Corporate Governance Committee

CLASS III DIRECTOR NOMINEES

(TO BE ELECTED; CURRENT TERMS EXPIRE IN 2012)

Daniel N. Mendelson has been a director of the Company since May 2005. Mr. Mendelson is President and Chief Executive Officer of Avalere Health, a strategic advisory company that provides guidance and syndicated research for clients in the health care industry, government and not-for-profit sectors. Prior to founding Avalere Health in 2000, he served as Associate Director for Health at the White House Office of Management and Budget in Washington, D.C. Since 2000, Mr. Mendelson has also served as adjunct professor at Duke University’s Fuqua School of Business. During the past five years, Mr. Mendelson also served as a director on the Board of Directors of PharMerica Corporation.

As a leading national expert in Medicare, Medicaid and other public health care programs, Mr. Mendelson has a deep understanding of the Company’s strategic imperatives in each of these lines of business. As Chief Executive Officer of Avalere Health, Mr. Mendelson actively advises Fortune 500 companies on policy issues of immediate relevance to managed care operations, such as clinical quality, evidence-based medicine, health economics and outcomes research and health information technology. Mr. Mendelson’s prior experience as a White House policy official also lends perspective on how federal health care policies are developed and how they impact companies across the spectrum of health care businesses.

Rodman W. Moorhead, III has been a director of the Company since May 1997. Mr. Moorhead is a private investor. In December 2006, he retired from Warburg Pincus LLC, a private equity and venture capital firm in New York, where he was a Managing Director and Senior Advisor and had been employed since 1973. From June 1998 to May 2011, he served as a director of Scientific Learning Corporation, a computer-based special education training company.

Mr. Moorhead has been a director of the Company for over 14 years. During Mr. Moorhead’s 33-year tenure with Warburg Pincus LLC, he was responsible for the firm’s investments in health care. His experience in private equity and venture capital, particularly in the health care sector, allow him to articulate the perspective of an institutional investor.

Timothy T. Weglicki has served on the Board since August 2001. Mr. Weglicki is a Founding Partner of ABS Capital Partners, a private equity firm founded in 1993. Prior to joining ABS Capital Partners in 1993, Mr. Weglicki spent 15 years with Alex. Brown & Sons Incorporated, where he was an investment banker in the firm’s health care practice, headed the corporate finance and equity divisions and founded and headed the firm’s capital markets group. He is a director of American Public Education, a publicly traded company, and of several of ABS Capital Partners’ portfolio companies.

We believe that Mr. Weglicki’s qualifications to serve on the Board include his significant leadership experience in investment banking, capital markets and private equity, his understanding of successful health care and technology-based business models and his experience as a director of other public companies. Mr. Weglicki has depth of knowledge and experience in numerous areas relevant to our business, including with respect to recruiting executive talent, reorganizing compensation structures and focusing businesses on core profit units.

CONTINUING CLASS I DIRECTORS

(TERMS EXPIRE IN 2013)

L. Dale Crandall has been a director of the Company since January 1, 2004. Mr. Crandall is President of Piedmont Corporate Advisors, Inc., a financial management consulting firm. He previously served in various management positions with Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, including President and Chief Operating Officer, from March 2000 until his retirement in June 2002, and Senior Vice President, Finance and Administration, from June 1998 until March 2000. He is also a member of the boards of directors of Ansell Limited, a global provider of health care barrier protection products and Bridgepoint Education, Inc., a provider of post-secondary education, both of which are publicly traded companies. He is also a trustee of five funds in the Dodge and Cox family of mutual funds. During the past five years, Mr. Crandall has also served as a director on the Boards of Directors of the following public companies: Metavante Technologies, Inc., UGS Corporation, Covad Communications Group Inc., BEA Systems and Serena Software.

Mr. Crandall’s skills and qualifications applicable to the Company include his extensive experience in the managed care industry. In particular, as noted above, Mr. Crandall served as an executive with Kaiser Permanente on both the provider and payor sides of that company’s business. His background includes executive experience in day-to-day operations, finance and accounting. We believe that because of these specific skills and experience, Mr. Crandall enhances the Board’s knowledge of the health care industry and its complicated reimbursement system, as well as the related operational, financial and accounting complexities.

Joseph R. Swedish has been a director of the Company since February 2010. Since December 2004, Mr. Swedish has served as President and Chief Executive Officer of Trinity Health, a not-for-profit, multi-state integrated health care delivery system which operates 48 hospitals in 10 states. Previously, Mr. Swedish was President and Chief Executive Officer of Centura Health from 1999 to 2004. From 1994 to 1998, Mr. Swedish served as President and Chief Executive Officer of the Central Florida and East Florida Divisions of Hospital Corporation of America.

Mr. Swedish brings significant governance and management health care experience to the Board. He serves as a board member for the National Quality Forum, engages in numerous initiatives through national associations for the improvement of health care delivery and has served on public company boards in the health care industry. His current position as a health care system executive combined with a career engaged in many sectors of the industry enables the Board to better understand the perspectives and strategies of providers, such as hospitals and physicians.

Elizabeth E. Tallett has been a director of the Company since March 1998. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. Ms. Tallett is also a director of IntegraMed America, Inc., a publicly traded health services management company specializing in fertility and vein care, Meredith Corporation, a publicly traded media and marketing company, Principal Financial Group, Inc., a global financial institution and publicly traded company, and QIAGEN, Inc., a publicly traded company and provider of sample and assay technologies that isolate and process DNA and RNA. During the past five years, Ms. Tallett has also served as a director on the Boards of Directors of the following public companies: Varian, Inc., Varian Semiconductor Equipment Associates, Inc., and Immunicon Inc.

Ms. Tallett has extensive experience in the biotechnology, pharmaceutical and life sciences industries. The Board believes that her knowledge of these industries helps it better understand health care costs, research and treatments. Previously, Ms. Tallett served as President and Chief Executive Officer of TransCell Technologies, Inc.; as President of Centocor Pharmaceuticals; as a member of the Parke-Davis Executive Committee; as a Director of Varian, Inc.; and as Director of Worldwide Strategic Planning for Warner-Lambert Co. Her executive experience enables her to provide depth of knowledge on issues of marketing, operations and acquisitions.

Allen F. Wise became our Chief Executive Officer on January 26, 2009. He has been a director of the Company since October 1996 and has been Chairman of the Board since January 2005. He was President and Chief Executive Officer of the Company from October 1996 to December 2004, when he retired until his reappointment in 2009. During the past five years, Mr. Wise has also served as a director on the Boards of Directors of the following public companies: Magellan Health Services, Inc. and HealthMarkets, Inc.

Mr. Wise has extensive operational and management experience in health care and has served as both an executive officer and director with numerous other companies in the health care sector during the past 37 years. We believe that Mr. Wise brings extensive historical knowledge of the Company — and the managed care industry generally — to the Board. We believe that his deep knowledge of the Company and the industry, the judgment he has developed during many years as a chief executive and his ability to assemble and motivate a talented executive team is reflected in the Company’s long-term performance during his association with it.

CONTINUING CLASS II DIRECTORS

(TERMS EXPIRE IN 2014)

Joel Ackerman has been a director of the Company since November 1999. From October 2010 to the present, Mr. Ackerman has been a director and the Chief Executive Officer of Champions Oncology, Inc. (formerly Champions Biotechnology, Inc.), a public company engaged in the development of predictive technology used to improve the development and use of oncology drugs. From September 2008 to October 2010, Mr. Ackerman was a private investor. From January 1998 to September 2008, he served as a general partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. He is also a director of Kindred Healthcare, Inc., a company operating long-term acute care hospitals, skilled nursing centers and contract rehabilitation services. During the past five years, Mr. Ackerman has also served as a director on the Board of Directors of the following public company: Medical Staffing Network Holdings, Inc.

Mr. Ackerman’s specific skills and experience include his past positions at Warburg Pincus & Co., a leading investment firm that has provided funding to a variety of public and private health care services companies at all stages of development, and his current position as Chief Executive Officer of Champions Oncology, Inc., in the health care field. We believe his experience as a health care industry investor provides a unique perspective to the Board in assessing merger and acquisition opportunities, financing options and strategic planning.

Lawrence N. Kugelman has been a director of the Company since August 1992. He has been a director of Arcadian Management Services, Inc., a company that owns and manages rural health care provider networks and Medicare health maintenance organizations, since July 2001. Mr. Kugelman has been a private investor and business consultant since October 1996. From October 2002 to September 2010, he was a director of Valeant Pharmaceuticals International (formerly Valeant Pharmaceuticals, Inc.), a global, research-based pharmaceutical company that develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products. During the past five years, Mr. Kugelman has also served as a director on the Boards of Directors of the following public companies: AccentCare, Inc. and Valeant Pharmaceuticals International.

Mr. Kugelman has more than 26 years of executive experience in managed care. His skills and specific expertise in the managed care and pharmaceutical industries enable him to contribute to the Board’s understanding of the competitive challenges the Company faces.

Michael A. Stocker, M.D. has been a director of the Company since November 2009. Dr. Stocker served as Chief Executive Officer of Empire Blue Cross Blue Shield (“Empire”) from 1994 until its acquisition by Wellpoint, Inc. in December 2005. Dr. Stocker was employed by Wellpoint through April 2007. Dr. Stocker is a past Chairman of America’s Health Insurance Plans. Prior to joining Empire, Dr. Stocker had served as President of Cigna Healthplans and as General Manager of U.S. Healthcare for its New York market. Earlier he had been Medical Director, Anchor HMO/Rush Presbyterian St. Luke’s Medical Center in Chicago, and Associate

Chairman of the Department of Family Practice at Cook County Hospital. He is currently on the boards of the HMS Holdings Corp., a cost management company for government-sponsored health and human services programs that is a publicly traded company on the NASDAQ Global Select Market, the Arthur Ashe Institute for Urban Health, the United Hospital Fund, a non-profit health services research and philanthropic organization, and SeeChange Health, a start-up private equity company, which is part of the Psilos Group. He is also Chairman of NYC Health and Hospitals Corporation and a member of the Empire State Stem Cell Funding Committee.

Mr. Stocker has over 30 years of leadership experience in the health care industry, beginning as a family physician and including executive experience in the managed care industry. This broad experience in the overall health care industry enhances the Board’s analysis of Company performance.

Vote Required

The Company’s Bylaws establish a standard of majority voting in uncontested director elections. Under this standard, the affirmative vote of a majority of the votes cast for the director nominee represented in person or by proxy is required to approve the election of each of the Company’s nominees. A majority of votes cast means that the number of shares voted “for” a nominee exceeds the number of shares voted “against” with respect to the nominee. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2012 Annual Meeting but will not be deemed to be votes cast for purposes of tabulating the vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS.

VOTING STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of Monday, March 19, 2012, the Record Date, regarding the beneficial ownership of the Company’s Common Stock (i) each person or group known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the 2011 Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. On the Record Date, 141,965,395 shares of the Company’s Common Stock were outstanding.

For purposes of the table, a person or group of persons is deemed to beneficially own shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or that become exercisable within 60 days from the date set forth above. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. The Company believes that the beneficial owners of the Common Stock listed in the table below, based on information furnished by such owners, have sole voting and dispositive power (or shares such powers with his or her spouse) with respect to such shares, except as explained in the footnotes to the table.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock
FMR LLC(2)	14,839,919		10.03%
82 Devonshire Street, Boston, MA 02109
Wellington Management Company, LLP(3)	14,207,500		9.06%
75 State Street, Boston, MA 02109
BlackRock, Inc.(4)	12,278,912		8.65%
40 East 52nd Street, New York, NY 10022
Vanguard Specialized Funds — Vanguard Health Care Fund(5)	8,527,500		6.01%
100 Vanguard Blvd., Malvern, PA 19355
The Vanguard Group, Inc.(6)	8,048,586		5.67%
100 Vanguard Blvd., Malvern, PA 19355
Joel Ackerman	76,134	(7)(8)	*
L. Dale Crandall	72,003	(7)(8)	*
Lawrence N. Kugelman	57,279	(7)(8)	*
Daniel N. Mendelson	69,376	(7)(8)	*
Rodman W. Moorhead, III	77,936	(7)	*
Michael A. Stocker, M.D.	27,956	(7)	*
Joseph R. Swedish	26,674	(7)	*
Elizabeth E. Tallett	74,575	(7)(8)	*
Timothy T. Weglicki	100,214	(7)(8)	*
Allen F. Wise	755,212		*
Randy P. Giles	61,987	(7)	*
Harvey C. DeMovick, Jr.	338,348	(7)	*
Michael D. Bahr	225,410	(7)	*
Kevin P. Conlin	51,647	(7)	*
John J. Stelben	186,476	(7)	*
All executive officers and directors as a group (18 persons)	2,741,191	(9)	1.91%

*	Less than one percent.

(1)	The address of each director and executive officer of the Company is as follows: c/o Coventry Health Care, Inc., 6720-B Rockledge Drive, Suite 700, Bethesda, MD 20817.
(2)

According to the Schedule 13G (Amendment No. 4) filed on February 14, 2012 by FMR LLC, a parent holding company, FMR LLC beneficially owns 14,839,919 shares of the Company’s Common Stock outstanding. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 14,793,492 shares of the Company’s Common Stock outstanding as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, an investment company owned by Fidelity Management & Research Company, amounted to 14,793,492 shares of the Company’s Common Stock outstanding. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through control of Fidelity Management & Research Company, each has sole dispositive power as to 14,793,492 shares of our Common Stock. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 46,427 shares of the Company’s Common Stock outstanding as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through control of Fidelity Management Trust Company, each has sole dispositive power and the sole power to vote or direct the voting of 46,427 shares of our Common Stock owned by the institutional accounts managed by Fidelity Management Trust Company.

(3)

According to the Schedule 13G (Amendment No. 5) filed on March 12, 2012 by Wellington Management Company, LLP (“Wellington Management”), an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E), Wellington Management may be deemed to beneficially own 14,207,500 shares held of record by clients of Wellington Management. Wellington Management has shared power to vote or direct the vote with respect to 4,054,435 shares and shared power to dispose or to direct the disposition of 14,207,500 shares. Though these shares are deemed to be beneficially owned by Wellington Management, in its capacity as an investment advisor, they are owned of record by clients of Wellington Management. No one client of Wellington Management has the rights or powers with respect to five percent or more of this class of securities, except Vanguard Specialized Funds — Vanguard Health Care Fund. See footnote 5 below regarding Vanguard’s beneficial ownership.

(4)

According to the Schedule 13G (Amendment No. 2) filed on February 10, 2012 by BlackRock, Inc. (“BlackRock”), a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), BlackRock beneficially owns 12,278,912 shares of the Company’s Common Stock outstanding. No one person’s interest in the Company’s Common Stock beneficially owned by BlackRock is more than five percent of the Company’s total outstanding shares of Common Stock. BlackRock has sole voting power and sole dispositive power with respect to all 12,278,912 shares.

(5)

According to the Schedule 13G (Amendment No. 4) filed on January 26, 2012 by Vanguard Specialized Funds — Vanguard Health Care Fund (“Vanguard”), an investment company registered under Section 8 of the Investment Company Act of 1940, beneficially owns 8,527,500 shares of the Company’s Common Stock outstanding. Vanguard has the sole power to vote or direct the vote of all 8,527,500 shares. Vanguard is a client of Wellington Management, which serves as Vanguard’s investment advisor. See footnote 3 above.

(6)

According to the Schedule 13G filed on February 8, 2012 by The Vanguard Group, Inc. (“Vanguard Group”), an investment company registered under Section 8 of the Investment Company Act of 1940, Vanguard Group beneficially owns 8,048,586 shares of the Company’s Common Stock outstanding. Vanguard Group has the sole power to vote or direct the vote of and the shared power to dispose or direct the disposition of 205,928 shares of the Company’s Common Stock outstanding and the sole power to dispose of or direct the disposition of 7,842,658 shares of the Company’s Common Stock outstanding.

(7)

Includes the following shares issuable upon exercise of stock options that are currently exercisable or which become exercisable within 60 days of the date set forth above: Joel Ackerman, 28,230 shares; L. Dale Crandall, 56,756 shares; Lawrence N. Kugelman, 21,296 shares; Daniel N. Mendelson, 22,500 shares; Rodman W. Moorhead, III, 17,937 shares; Michael A. Stocker, M.D., 19,991 shares; Joseph R. Swedish, 18,740 shares; Elizabeth E. Tallett, 47,423 shares; Timothy T. Weglicki, 46,852 shares; Randy P. Giles, 24,938 shares; Harvey C. DeMovick, Jr., 229,885 shares; Michael D. Bahr, 116,043 shares; Kevin P. Conlin, 17,618 shares; and John J. Stelben, 136,298 shares.

(8)

Also includes the following shares issuable at settlement of vested restricted stock units awarded under the Company’s Deferred Compensation Plan for Non-Employee Directors: Joel Ackerman, 38,477 shares; L. Dale Crandall, 11,747 shares; Lawrence N. Kugelman, 2,962 shares; Daniel N. Mendelson, 43,172 shares; Elizabeth E. Tallett, 13,577 shares; and Timothy T. Weglicki, 5,132 shares. Each restricted stock unit is the economic equivalent of one share of the Company’s Common Stock and would receive dividend equivalents but no voting rights. They are included in the above table because of the potential that a settlement and distribution could occur (upon a change of control, death or termination of a director’s tenure on the Board) within 60 days of the date set forth above.

(9)	All executive officers and directors as a group (18 persons) hold exercisable stock options or vested restricted Stock Units totaling 2,495,770 shares.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD

With respect to the fiscal year ended December 31, 2011, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis, set forth on pages 23 to 40 of this proxy statement, as required by Item 402(b) of Regulation S-K; and

2. Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the SEC.

COVENTRY HEALTH CARE

COMPENSATION COMMITTEE

L. Dale Crandall (Chair)

Rodman W. Moorhead, III

Joseph R. Swedish

Timothy T. Weglicki

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is a discussion of how we use different elements of compensation to achieve the objectives of our executive compensation program and how we determined the amounts of each component of compensation paid to our named executive officers for 2011. This information should be read in conjunction with the data and associated narrative provided in the 2011 Summary Compensation Table and other tables on pages 41 through 51 of this proxy statement. For 2011, the following individuals were our named executive officers:

•	Allen F. Wise, Chief Executive Officer;

•	Randy P. Giles, Executive Vice President, Chief Financial Officer and Treasurer;

•	Michael D. Bahr, Executive Vice President, Commercial Business;

•	Kevin P. Conlin, Executive Vice President, Networks and Medical Management;

•	Harvey C. DeMovick, Jr., Executive Vice President, Human Resources, Customer Services Organization and Information Technology Division; and

•	John J. Stelben, Senior Vice President, Finance and former Interim Chief Financial Officer.*

*	Mr. Stelben resigned from the Company effective March 17, 2012. For further details see Payments upon Termination or Change in Control on pages 47 through 48 of this proxy statement.

Compensation Philosophy

Our compensation program is designed to achieve the following objectives:

•	Pay for Performance — A significant portion of total compensation varies based upon the following:

–	Achievement of short-term and long-term Company goals and objectives that will enhance stockholder value over the long-term; and

–	Individual contributions to Company-wide performance.

–

Selected performance measures are tied to the achievement of business plan results, strategic objectives and the creation of stockholder value. Fixed compensation (i.e., base salary) represents a relatively small portion of total compensation.

•

Create an Ownership Culture — Equity-based compensation represents the largest portion of total compensation amongst our named executive officers, creating a strong alignment between the interests of executives and those of stockholders. Stock ownership guidelines reinforce this priority by requiring our named executive officers and certain other executives to achieve and maintain significant equity holdings. We believe this promotes and instills a long-term perspective.

•

Pay Competitively — Our compensation program is designed to be competitive with our peer group so that we can attract, motivate and retain the talent needed to achieve our strategic objectives and enhance stockholder value.

Compensation Program Highlights

Our compensation program incorporates the following compensation governance practices that we believe are beneficial to our stockholders:

•

The majority of the total compensation opportunity for our executives is incentive-based and can be earned only upon the achievement of corporate and individual performance objectives designed to enhance stockholder value. Performance is assessed on both a formulaic and qualitative basis.

•

Our incentive compensation is earned over several different and overlapping short-term and long-term performance periods, ensuring that performance during any one period is not maximized at the expense of other performance periods.

•

Our short-term incentive compensation is earned based upon multiple performance metrics. The use of multiple performance metrics serves to strengthen the relationship between compensation and our performance and adds another element to our compensation program designed to mitigate risks.

•

We have stock ownership guidelines that set forth certain levels of stock ownership in the Company, which cover our named executive officers and other key executives. As of December 31, 2011, 47 of our executives were subject to these guidelines.

•

In 2011, the majority of our long-term incentive compensation was performance-based. In January 2012, the Company granted Performance Share Units (PSUs) to Messrs. Wise and DeMovick, which will vest upon the passage of time and the achievement of two equally weighted performance metrics. In June 2012, the Company intends to make similar PSU awards to the other named executive officers.

•	We prohibit any form of margin arrangements, short sales and/or dealing in puts and calls of the Company’s stock by our executives and our directors.

•

Recipients of long-term incentive awards valued at over $200,000, including our named executive officers, are required to enter into restrictive covenants agreements with post termination non-compete, non-solicitation, non-disclosure and claw-back provisions.

•	No amount of a named executive officer’s incentive bonus is guaranteed.

•

In the event of a change-in-control of the Company, post termination benefits under employment agreements would not be payable unless the executive is terminated within two years following the change-in-control, i.e., a so-called “double trigger”.

•

On March 3, 2011, we adopted a claw-back policy which was subsequently amended on March 7, 2012. Under the terms of this policy, in the event that we are required to prepare an accounting restatement for any year commencing after December 31, 2010 due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from the responsible executive officers all or part of the incentive-based compensation that was paid based upon the misstated financial statements.

•

In 2009, we prospectively eliminated tax gross-ups and most perquisites to executives. One of our named executive officers is contractually entitled to de minimus perquisites that were agreed to prior to 2009. The Company continues to honor these contractual obligations. In addition, certain of our named executive officers were given relocation expenses in connection with their hiring. Please see footnote 4 of the 2011 Summary Compensation Table on page 42 of this proxy statement.

•	We do not offer preferential or above market returns on compensation deferred by our executives.

•	Our Compensation Committee is advised by an independent compensation consultant. This consultant is retained by the Compensation Committee directly and is independent of management and the Company.

•

Our Compensation Committee conducts an annual review and assessment of potential compensation-related risks in our programs. In 2011, as in previous years, the Compensation Committee concluded that our compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company (see Assessment of Risk Relating to Compensation on page 9 of this proxy statement).

Key Performance Achievements in 2011

Our compensation program is designed to motivate and reward the named executive officers for the achievement of our business performance targets, goals and objectives, which in turn enhance stockholder value over the long term. In 2011, we focused on our seven core lines of business and on improving our cost structure to better position the Company for future success. Our actual earnings per share (“EPS”) for 2011 surpassed the $2.60 midpoint of our initial EPS guidance by more than 16% to $3.02 (without taking into account the partial release of the Gunderson Litigation Reserve (as described below), which resulted in a favorable adjustment to earnings of $0.68 per diluted share after tax).

Specifically, in 2011 under the leadership of our management team, we contributed to long-term stockholder value in the following ways:

•	Our consolidated revenues increased 5.2% year-over-year.

•	We were able to reduce our selling, general, and administrative (“SG&A”) costs as a percentage of total revenue from 16.9% in 2010 to 16.5% in 2011.

•

We completed the Children’s Mercy’s Family Health Partners acquisition (closed on January 3, 2012), a 210,000 member Medicaid plan serving Kansas and Missouri, which further strengthened our Midwest Medicaid market presence.

•	During 2011, we successfully integrated our 2010 acquisitions, Mercy Health Plans and Preferred Health Systems, with strong overall financial and operational performance.

•	We were awarded a contract with the Commonwealth of Kentucky to provide Medicaid services in seven of the eight Kentucky regions, which commenced on November 1, 2011.

•	Including the impact of the new Kentucky contract, in 2011 our Medicaid membership grew by 224,000 members, or 48%, as compared to 2010.

•	We announced a new, low-cost Part D product, First Health Value Plus, which was approved for 2012 with a preferred pharmacy network including Walgreens, Target, and Wal-Mart.

•	We completed a $600 million public offering of Senior Notes due in 2021 at a coupon rate of 5.45%, the lowest interest rate in the Company’s history.

•	We entered into a new 5-year, $750 million, unsecured revolving credit facility that currently is undrawn and will serve as a future source of additional liquidity.

•	We were upgraded to Investment Grade by Moody’s and are now rated Investment Grade by all three major debt rating agencies for the first time in the Company’s history.

•	During 2011, we repurchased 10.7 million shares or approximately 7.2% of the Company’s total outstanding shares at year-end 2010, for approximately $327.7 million.

•	In January 2012, we paid off approximately $234 million in Senior Notes due in 2012, which had a coupon rate of 5.875%.

In the second quarter of 2011, we recorded a non-recurring pre-tax adjustment to earnings of $159.3 million. This pre-tax adjustment was the result of a partial release of the Gunderson Litigation Reserve following an order of final approval of a settlement by the Court of Appeal, Third Circuit for the State of Louisiana, which was an amount less than the $278.0 million charge the Company had previously recorded (the “Gunderson Litigation Reserve”). Because the partial release of the Gunderson Litigation Reserve reflected a one-time accretion to the earnings of the Company, it was disregarded by the Compensation Committee for purposes of determining whether the Company’s EPS and SG&A goals were met.

Since Mr. Wise’s return as Chief Executive Officer in 2009, our stock price has increased each year, with a 114% increase from $14.17 on January 26, 2009 to $30.37 on December 30, 2011. In 2011, our stock price increased by 15.0% from $26.40 on December 31, 2010 to $30.37 on December 30, 2011. The following chart sets forth a comparison between the performance of our common stock and the Standard & Poor’s (“S&P”) 500 from January 26, 2009 (the date Mr. Wise became our Chief Executive Officer) through December 31, 2011:

The Role of the Compensation Committee

Our executive compensation policies and plans are evaluated and approved by the Compensation Committee with the objective of providing incentive-based compensation that aligns with the business goals of the Company and the interests of its stockholders. The Compensation Committee also determines the compensation of the Chief Executive Officer and evaluates and approves the compensation of the other senior executives of the Company, including our named executive officers.

As part of the annual compensation approval process, the Compensation Committee considers the advice of the Chief Executive Officer and the Executive Vice President responsible for Human Resources as well as Frederic W. Cook & Co., Inc. (“Frederic W. Cook”), its independent compensation consultant.

The Role of Management

Our management is involved in developing proposals regarding program design and administration for the Compensation Committee’s review and approval. Management is then responsible for making recommendations to the Chief Executive Officer and the Executive Vice President responsible for Human Resources for compensation actions each year, typically in the form of salary adjustments, short-term incentive targets or awards, and long-term incentive grants. Lastly, our management is responsible for responding to any Compensation Committee requests for information, analysis, or perspective as it relates to topics that may arise during the course of the year.

The Chief Executive Officer and the Executive Vice President responsible for Human Resources then consider and, if appropriate, modify the proposals put forth by management in light of the overall business strategy, key operating goals, economic environment and organizational culture. Proposals are then brought to the Compensation Committee for thorough discussion. After consulting with the Executive Vice President responsible for Human Resources, the Chief Executive Officer makes compensation recommendations with respect to the named executive officers, other than for his own compensation, to the Compensation Committee. The Chief Executive Officer does not provide recommendations regarding his own compensation but he does provide a self-assessment regarding his accomplishments and the attainment of specific business and individual goals set for him by the Compensation Committee at the beginning of each year. The Compensation Committee reviews management’s recommendations regarding pay changes, awards, plan design, appropriate performance metrics and targets for our annual and long-term incentive compensation programs before making its final determinations.

The Role of the Compensation Committee’s Independent Compensation Consultant

In 2011, the Compensation Committee has continued to engage Frederic W. Cook because of the firm’s expertise in executive compensation. Frederic W. Cook provides the Compensation Committee with insight as to compensation programs and incentives used by the Company’s peers and other public companies, trends in executive compensation, pending and current legislation and the evolving policies and procedures adopted by proxy advisory services firms.

Non-Binding Advisory Say-on-Pay Proposal

In May 2011, our stockholders approved a non-binding, advisory say-on-pay proposal at our 2011 annual meeting with over 79% of the votes cast voting in favor of that proposal. The Compensation Committee reviewed the results of the stockholder vote and took the high percentage of votes in favor of the proposal as an indication that our stockholders support our pay-for-performance approach. Accordingly, the Compensation Committee will continue to monitor our current compensation structure and consider future non-binding, advisory say-on-pay votes to ensure that there is continued support for our pay programs among our stockholders.

Competitive Marketplace Assessment

As part of our executive compensation process, we periodically review executive compensation data from similar companies in order to ensure that our practices are fair and reasonable. In 2011, at the request of the Compensation Committee, Frederic W. Cook provided an analysis based upon market data from public filings of eight publicly traded health insurance companies with the SEC. This peer group is consistent with the companies used for the 2010 analysis. The peer group was selected based on industry focus and includes companies with which the Company competes for talent. In addition, to ensure the size appropriateness of the companies, we considered an analysis of market capitalization, revenue and similarity of broad-based product and service offerings. The peer group consists of:

Aetna Inc.	Health Net, Inc.
AMERIGROUP Corporation	Humana Inc.
Assurant, Inc.	UnitedHealth Group Incorporated
CIGNA Corporation	WellPoint, Inc.

We do not directly tie individual components of compensation to particular benchmarks. Rather, this market-check analysis is just one factor considered in our annual compensation approval process. Other important considerations include individual performance, scope of responsibilities, retention concerns and the need to recruit new executive officers.

Our compensation structure is heavily weighted to variable, incentive-based compensation, which is earned only upon the achievement of performance metrics aligned with our business plan, strategic objectives and the delivery of stockholder value. In fact, 81% of the target compensation for our named executive officers was variable in 2011, except for Mr. Wise for whom 95% of target compensation was variable in 2011. Therefore, if Company or individual performance does not meet expectations, actual compensation realized by the executives will be dramatically reduced and would be well below the 25th percentile of the competitive marketplace based on 2011 peer group compensation data. Generally, we seek to provide base salaries that approximate our peer group median and to design our performance-based programs so that our senior executives will be paid above the median of our peer group if we achieve company-wide and individual performance goals.

In 2011, in addition to an examination of pay levels and overall pay mix, Frederic W. Cook also analyzed the program designs of our peer companies, including pay vehicles and performance metrics, as well as dilution levels.

Elements of Total Compensation and 2011 Compensation Actions

Pay Elements

The Company seeks to implement its compensation philosophy through a combination of components for our named executive officers, referred to in the aggregate as total compensation. The components of total compensation include:

Element	Type	Objective	Key Features

Base Salary	Fixed	Provides a competitive rate of fixed pay to reward employees for day-to-day roles and responsibilities

• Reflects different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions.

• Represents 5% of target total compensation for our Chief Executive Officer and 19% for our other named executive officers.

• Paid in cash.

Annual Incentive	Variable (short-term)	To motivate and reward the achievement of short-term Company performance

• Payouts differentiated based on annual achievement of financial, strategic and individual objectives that drive long-term Company performance. For 2011, the corporate financial performance metrics were EPS, revenue and the achievement of certain selling, general and administrative expense targets.

• Paid in cash.

Performance-based Restricted Stock Awards	Variable (long-term)	To motivate and reward achievement of annual Company performance, retain key employees and create an alignment with stockholders

• 2011 awards vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to the achievement of certain EPS performance goals in 2011. If the minimum EPS performance measurement had not been met in 2011, the entire award would have been forfeited.

Element	Type	Objective	Key Features

Performance Share Units	Variable (long-term)	To motivate and reward achievement of annual Company performance and long-term stock price performance, retain key employees and create an alignment with stockholders	• 2011 awards are earned subject to the achievement of certain 2011 EPS performance goals. • Earned awards are paid out in cash or a combination of cash and stock.
Stock Options	Variable (long-term)	To motivate and reward achievement of long-term stock price performance, retain key employees and create an alignment with stockholders

• 2011 awards vest in three equal annual installments beginning on the first anniversary of the date of grant and have a 10-year term.

• Executive will not realize any value unless the Company’s common stock price appreciates over time.

Other Benefits	Fixed	Attract, retain and motivate executives	• Includes retirement benefits and health and welfare benefits on the same basis as those offered to all other employees.

In addition to the total compensation components described above, time-vested restricted stock has been granted to named executive officers in limited circumstances, such as a grant in connection with a new hire, on a case-by-case basis.

Pay Mix

Our compensation program is designed so that a mix of short-term and long-term incentives comprise the majority of our named executive officers’ targeted total compensation and fixed elements represent a relatively small portion of the overall package. For 2011, the pay-mix for our named executive officers was as follows as compared to the median pay-mix of our peer group of eight publicly traded health insurance companies (as discussed above):

Chief Executive Officer

Other Named Executive Officers

Base Salary

Base salary provides a competitive rate of fixed pay and reflects different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions.

In 2009, when Mr. Wise returned to the Company as Chief Executive Officer, we equalized base salaries for certain named executive officers to $600,000. In keeping with this policy, 2011 base salaries for Messrs. Wise, Giles, Conlin, Bahr and DeMovick were $600,000.

For 2011, Mr. Stelben’s base salary was increased to $450,000, effective January 29, 2011. The Compensation Committee did not make any other adjustments to the base salaries of other named executive officers for 2011.

Short-Term Incentive Awards

Our short-term incentive plan is designed to reward the annual achievement of financial, strategic and individual objectives. The annual incentive pool is funded based upon the achievement of multiple corporate performance metrics, with the individual payouts determined based upon both corporate performance metrics and individual performance and accomplishments. Short-term incentive awards are made under our Executive Management Incentive Plan (“EMIP”).

Funding the Short-Term Incentive Pool: Corporate Performance Metrics and Targets for 2011

Starting in 2011, our 2011 short-term incentive plan incorporated the multiple performance criteria set forth below:

•	Fully diluted GAAP EPS (before taking into account the partial release of the Gunderson Litigation Reserve) (“EPS”);

•	Total GAAP revenue (“Revenue”); and

•	Total SG&A (before taking into account the partial release of the Gunderson Litigation Reserve).

We believe the use of multiple financial metrics is viewed as an emerging best practice and highlights areas of focus in which outstanding performance will be rewarded. Also, the use of multiple metrics is an added counterbalance in the design of our annual incentive compensation program intended to discourage excessive risk taking that might threaten the value of the Company.

The table below summarizes the approximate threshold, target, and maximum level performance goals established by the Committee for 2011 and the actual performance of the Company in 2011.

Performance Metric	Weighting	Threshold	Target	Maximum	Actual
EPS*	60%	$2.34	$2.60	$3.38	$3.02
Revenue	20%	$10.56 billion	$11.73 billion	$13.49 billion	$12.19 billion
SG&A Achievement**	20%	$2.13 billion	$2.02 billion	$1.82 billion	$2.02 billion

*	Before taking into account the partial release of the Gunderson Litigation Reserve, which resulted in a favorable adjustment to earnings of $0.68 per diluted share after tax.
**	Before taking into account the partial release of the Gunderson Litigation Reserve, which resulted in a favorable pre-tax adjustment to earnings of $159 million.

Pursuant to the 2011 short-term incentive program, the total incentive pool funding is capped at 160% for the achievement of all performance in excess of the maximum for each of the three performance metrics. In 2011, based upon the actual level of achievement against the performance metrics, the size of the 2011 incentive pool was funded at 122.73%, in accordance with the terms of the 2011 Executive Management Incentive Plan.

The targeted performance metrics were aligned with our 2011 business plan. This business plan was thoroughly reviewed, discussed, analyzed and approved by the Board and believed to reflect challenging goals, particularly in light of the current uncertain macroeconomic and regulatory environment. While business unit achievement is not used in the calculation of the incentive pool for the named executive officers, the results of the business unit are considered in determining certain individual awards.

Allocating the Short-Term Incentive Pool: Individual Performance Metrics for 2011

Amounts awarded under the EMIP take into account the total size of the incentive pool and the relative size of the payouts to all participants under the plan. In determining individual payouts under our short-term incentive plan, we take into account a qualitative assessment of individual performance and accomplishments. We evaluate the totality of each executive’s contributions and increase or reduce annual incentive compensation accordingly. Considerations include demonstration of leadership, effectiveness of mentoring, contributions to succession planning and contributions to our integration of newly-acquired businesses. Additional considerations include the achievements of the business unit or department for which the executive is responsible and the relative importance of these achievements to the overall success of the organization. Weight is also given to whether or not an executive assumed any additional assignments or responsibilities outside the normal scope of his position during the year.

While all of our named executive officers share responsibility for our corporate performance, each has specific areas of responsibility and oversight as well as related operational and strategic objectives that are considered by the Compensation Committee in its annual assessment of their performance. These objectives do not have a specific relative weighting, but rather are part of a more comprehensive assessment of performance.

In addition to their overall corporate responsibilities and the successful execution of our strategic plan as approved by the Board in 2011, our named executive officers had the following additional individual objectives:

•

Mr. Wise.    Mr. Wise was responsible for the Company’s across-the-board financial success in 2011, in which all seven core business lines either met or exceeded revenue and earnings goals, as well as the successful implementation of the Company’s strategic plan. Mr. Wise has also recruited several highly qualified senior executives. Since Mr. Wise’s return as our Chief Executive Officer in 2009, our stock price has increased each year, with a 114% increase from $14.17 on January 26, 2009 to $30.37 on December 30, 2011.

•

Mr. Giles.    Mr. Giles became our Executive Vice President, Chief Financial Officer and Treasurer in May 2011. Mr. Giles has responsibility for a number of the primary financial drivers of the Company, including actuary, underwriting, audit, mergers and acquisitions (“M&A”), expense management, capital planning and investor relations. His individual performance objectives included achievement of EPS targets, identifying qualified M&A opportunities, effectively representing the Company at investor events and successful execution of any finance-related objectives identified in our approved strategic plans.

•

Mr. Bahr.    Mr. Bahr has responsibility for our commercial and individual business and has assumed responsibility for managing our Networks and Medical Management business as well as our Workers’ Compensation business. His individual performance objectives included improved membership retention and new sales, improved customer connectivity via the Internet, development and execution of a direct sales strategy, and the attainment of revenue and earnings goals. In addition, Mr. Bahr was responsible for business plans and strategies for success in the new state exchanges mandated under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.

•

Mr. Conlin.    Mr. Conlin joined the Company in January 2011 as an Executive Vice President with strategic and operational responsibilities including medical management and network operations. His individual performance objectives included creating new high-performance networks, reducing unit costs and successfully implementing a new medical management system allowing us to provide better care to our members through improved medical management.

•

Mr. DeMovick.    Mr. DeMovick has responsibility for our Human Resources, Customer Services Organization and Information Technology Department. His individual performance objectives included the successful completion of strategic information technology projects, recruitment of highly qualified senior executives and leadership of certain initiatives associated with organization-wide development activities.

•

Mr. Stelben.    Mr. Stelben was our Interim Chief Financial Officer from January to May of 2011. His individual performance objectives included driving achievement of our SG&A expense initiatives, qualifying and managing the Company’s top 20 strategic initiatives for 2011 and enhancing the Company’s medical “economics” capabilities.

Individual Short-Term Incentive Targets for 2011

The Compensation Committee established target annual short-term incentive awards for each eligible executive, defined as a percentage of base salary. Actual annual incentive payouts are based on the achievement of corporate and individual performance objectives.

Executive	Annual Target Incentive Award (% of Salary)
Wise	300%
Giles	100
Bahr	100
Conlin	100
DeMovick	75
Stelben	70

Actual Short-Term Payouts for 2011

In January 2012, based upon the actual achievement of the established performance metrics (as described above) and individual performance in 2011, the Compensation Committee determined the actual amount of the annual short-term incentive awards for each named executive officer, defined as a percentage of base salary. The actual award was paid out in cash in February 2012.

	2011 Annual Incentives
Executive	Target	Actual	Actual as % of Target*
Wise	$1,800,000	$2,400,00	133%
Giles	600,000	600,000	100
Bahr	600,000	800,000	133
Conlin	600,000	450,000	75
DeMovick	450,000	750,000	166
Stelben	315,000	375,000	119

*	The annual incentive plan pays from 0%-200% of an individual’s target if the Company’s performance goals are met.

Long-Term Incentive Awards

We believe that most of a named executive officer’s compensation should come from long-term incentive components that are tied to pre-determined performance measures or an increase in the Company’s market value. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company and provide an incentive for continued service at the Company. Long-term incentive awards are made under our stockholder-approved Amended and Restated 2004 Incentive Plan (“2004 Incentive Plan”).

2011 Long-Term Incentive Vehicles Generally Awarded

In 2011, in an effort to further align management’s interests with stockholders over the long-term, the Compensation Committee generally established that Company executives receiving long-term incentive awards would receive awards allocated with 60% in performance-based restricted stock and 40% in stock options, based on value. This mix of long-term incentive awards was designed to incentivize, reward and retain our executives.

•

Performance-based Restricted Stock Awards.    Performance-based restricted stock awards in 2011 were subject to the achievement of certain EPS performance goals in 2011. If these performance criteria are achieved, the restrictions will lapse in four equal annual installments beginning on the first anniversary of the date of grant.

•	Stock Options. Non-qualified stock options awarded in 2011 have a 10-year term and vest in three equal annual installments beginning on the first anniversary of the date of grant.

These vehicles are used to balance and support the objectives of motivating and rewarding the achievement of annual Company and long-term stock price performance, to retain key employees and to create an alignment with the interests of stockholders. The ultimate value realized from stock options depends upon the appreciation in our stock price; as a result, stock options strongly support the objective of ensuring that pay is aligned with changes in stockholder value. Performance-based restricted shares (and PSUs, which were granted in limited circumstances) ensure that realized compensation is tied directly to changes in stockholder value and the achievement of important performance objectives and also minimize stockholder dilution. As described below, certain named executive officers received a mix of long-term incentive awards different from the long-term incentive vehicles generally awarded.

In determining the allocation of the long-term incentive vehicles granted to the named executive officers, the Compensation Committee considers a variety of factors at the time of grant, including the successful achievement of goals set for the named executive officers, an analysis of their entire compensation package, the mix of long-term and short-term incentives previously granted and under consideration, and current equity holdings both vested and unvested.

2011 Long-Term Incentive Awards to Named Executive Officers

Individual grants of PSUs, performance-based restricted stock, time-vested restricted stock and stock options are determined on a discretionary basis based on each named executive officer’s individual responsibilities and performance within the context of the Compensation Committee’s review of total target compensation and in light of the Company’s philosophy of weighting overall compensation towards long-term performance-based elements.

Below is a table reflecting long-term incentive grants made under the 2004 Incentive Plan to our named executive officers in 2011:

	PSUs	Stock Options	Restricted Stock Awards
Executive	Granted	Granted	Time- Vested	Performance- Vested	Notes
Wise	356,083	0	0	0	In January 2011, Mr. Wise received an award of PSUs pursuant to his employment agreement. Mr. Wise did not receive any other equity awards in 2011. The PSUs were granted in January 2011, vested on December 31, 2011 and paid in cash and stock in February 2012.
Giles	39,200	0	0	0	In connection with his hire, in November 2010 Mr. Giles received a special new-hire grant of stock options, time-vested restricted shares, and PSUs. The PSUs vested on December 31, 2011 and were paid in cash in February 2012.
Bahr	0	58,083	0	26,377	In June 2011, in accordance with the long-term incentive program, Mr. Bahr received a grant 60% of which was in performance-based restricted stock awards and 40% of which was in stock options with exercise price of $36.11. The performance-based restricted stock awards were earned based on achievement of 2011 performance goals and will vest annually in four equal tranches beginning on June 22, 2012.
Conlin	37,092	52,854	37,092	0	In January 2011, Mr. Conlin received a special one-time new-hire grant of time-vested restricted stock awards, stock options and PSUs. The PSUs were granted in 2011, vested on December 31, 2011 and were paid in cash in February 2012.

	PSUs	Stock Options	Restricted Stock Awards
Executive	Granted	Granted	Time- Vested	Performance- Vested	Notes
DeMovick	0	0	0	103,448	In connection with his hire, in March 2009 Mr. DeMovick received a special grant of stock option, performance share unit and performance-based restricted stock awards. The performance-based restricted stock award vested in three equal tranches based upon the attainment of annual performance goals for 2009, 2010 and 2011. The third tranche of this grant was earned based upon achievement of 2011 performance goals and vested in March 2012.
Stelben	0	32,914	0	14,947	In June 2011, in accordance with the long-term incentive program, Mr. Stelben received a grant 60% of which was in performance-based restricted stock awards and 40% of which was in stock options with exercise price of $36.11. The performance-based restricted stock awards were earned based on achievement of 2011 performance goals and were scheduled to vest annually in four equal tranches beginning on June 22, 2012.

In 2011 the Compensation Committee also took into consideration the following awards granted in prior fiscal years:

•	New-hire grants of performance-vested restricted-stock and stock options made to Mr. DeMovick in March 2009 that were intended to serve as compensation for 2010 and 2011; and

•	New-hire restricted-stock and stock option awards made to Mr. Giles in November 2010 that were intended to serve as incentive compensation for 2011.

2011 Performance-Based Restricted Stock Awards

On June 22, 2011, annual grants of performance-based restricted stock awards were awarded to certain eligible executives, including Messrs. Bahr and Stelben. The number of performance-based restricted stock awards earned is based on whether the Company achieved its EPS performance target. EPS was selected as the performance metric for 2011 because it is impacted by, and reflective of, a number of other important factors that can serve as performance triggers in their own right, including revenue, net income, SG&A expense initiatives, profit margins and dilution. In May of 2011, due to the Company’s positive performance to date, the Compensation Committee established an EPS performance target of $2.80 (which includes the EPS performance achieved and reported for the first quarter ended March 31, 2011), which was an increase of $0.20 over the EPS performance target established for the PSU awards granted in January of 2011. As reflected below, failure to achieve this target would have resulted in the forfeiture of all performance-based restricted stock awards.

2011 EPS Performance	Units Paid Out (%)
Less than $2.79	0%
$2.80 or greater	100

We achieved a 2011 EPS of $3.02 (before taking into account the partial release of the Gunderson Litigation Reserve, which resulted in a favorable adjustment to earnings of $0.68 per diluted share after tax); accordingly the performance criteria was achieved. These restricted stock awards will vest annually, subject to continued employment, in four equal parts starting on June 22, 2012, the first anniversary of the grant date, and ending on June 22, 2015.

2011 Stock Option Awards

Stock options were awarded to Messrs. Bahr and Stelben on June 22, 2011 and have an exercise price of $36.11. Stock options were awarded to Mr. Conlin on January 18, 2011 and have an exercise price of $26.96. These awards will vest, subject to continued employment, in three equal parts beginning on the first anniversary of the date of grant.

2011 Special One-Time Award for Mr. Conlin

In connection with the hire of Mr. Conlin, in January 2011 we made an award of 37,092 shares of time-vested restricted stock. This award will vest in four equal parts beginning on the first anniversary of the date of grant.

Performance Share Unit Awards

In 2011, PSUs were granted in certain limited circumstances, such as new hire awards or pursuant to established contractual terms. These PSU awards were granted on a case-by-case basis and were not considered a standard component of the 2011 long-term incentive mix of awards. Target awards of PSUs for 2011 performance were made to Messrs. Wise and Conlin in January 2011 and to Mr. Giles in November 2010.

The number of PSUs earned varies based upon the achievement of EPS performance targets in 2011 reflected in the table below. EPS was selected by the Compensation Committee as the performance metric for 2011 because it is impacted by, and reflective of, a number of other important factors that can serve as performance triggers in their own right, including revenue, net income, SG&A expense initiatives, profit margins and dilution. The awards are paid out in cash or a combination of cash and stock. The target for the PSU awards was 100%:

2011 EPS Performance	Units Paid Out (%)
Less than $2.34	0%
$2.34 – 2.46	80
$2.47 – 2.59	90
$2.60 or greater	100

Based on 2011 EPS of $3.02 (before taking into account the partial release of the Gunderson Litigation Reserve, which resulted in a favorable adjustment to earnings of $0.68 per diluted share after tax), 100% of the 2011 PSUs were earned on December 31, 2011. For all named executive officers holding PSUs earned upon the achievement of 2011 EPS targets, the PSUs vested as of December 31, 2011 and were paid in cash or a combination of cash and stock on February 8, 2012.

Timing of Long-Term Incentive Awards

The Company does not time the issuance of grants and awards around material, non-public information. Grant and award dates are determined either as of a specific future event (such as date of hire) or on the date of the Compensation Committee’s approval. The Compensation Committee generally considers new hire awards at its regularly scheduled meetings. Awards approved for executives that are newly hired are priced at the closing market price on the date of grant. The date of grant is either: (i) the date of hire if that date is after the Compensation Committee’s meeting date; or (ii) the date of the Compensation Committee’s meeting if the date of hire is before the Compensation Committee’s meeting date.

The annual equity grants for key members of management are reviewed and approved at a Compensation Committee meeting held mid-year, historically during an open window period. The grant date for such annual awards is five business days after the date of the Compensation Committee’s approval to allow time to communicate the awards and to allow the timely filing of Form 3, 4 and/or 5 disclosures with the SEC. The exercise price of stock option awards is the closing market price of the Company’s stock on the grant date.

Perquisites

In 2009, we prospectively eliminated tax gross-ups and most perquisites to our executive officers. One of our named executive officers is contractually entitled to de minimus perquisites that were agreed to prior to 2009. The Company continues to honor these contractual obligations. In addition, certain of our named executive officers were awarded relocation expenses in connection with their hiring. Please see footnote 4 of the 2011 Summary Compensation Table on page 42 of this proxy statement.

Benefits

All executives have the right to participate in Company employee benefit programs (including medical, dental, vision, life, accidental death and dismemberment, dependent life, short-term and long-term disability, 401(k) plan, vacation/holidays, group legal and flexible spending accounts). Executives participate in the benefit plans on the same basis as all other eligible employees, except that as highly compensated employees, they pay a higher medical plan contribution rate than other covered employees.

Non-Qualified Deferred Compensation Plan

The Company’s 401(k) Restoration and Deferred Compensation Plan (“RESTORE Plan”) maintains the relative value of the Company’s 401(k) retirement plan benefit offered to all employees, but which is otherwise limited by Internal Revenue Code Section 415. This benefit is paid to equalize benefits (on the basis of the percent of base pay allocated to retirement funding) for all similarly situated executives. See the Non-qualified Deferred Compensation Table on page 45 of this proxy statement.

2012 Compensation Actions

Employment Agreements (New or Amended) in 2012

Effective as of January 1, 2012, the Company amended the employment agreements of Messrs. Wise and DeMovick. The amended agreements extend the terms of their respective agreements through December 31, 2013 and provide for annual grants in the form of restricted share units and PSUs with total values of $7,600,000 (Wise) and $2,950,000 (DeMovick) (as described above). For further details regarding these amendments, see Employment Agreement Summary on pages 49 to 51 of this proxy statement.

Effective March 17, 2012, Mr. Stelben resigned from the Company pursuant to a Separation Agreement and Release with the Company, which is more particularly described on the Company’s Form 8-K filed with the SEC on March 22, 2012.

Changes to Base Salary for 2012

Following the 2011 review of compensation levels and structure, and in connection with contract negotiations with Mr. Wise, the Compensation Committee determined that it would be advisable to re-balance the mix of Mr. Wise’s compensation so that the ratio of fixed to variable compensation is more in-line with the mix of compensation paid to chief executive officers at our peer group companies and to other executive officers within the Company. Based on this assessment, for the first time since 2009, the Compensation Committee increased Mr. Wise’s base salary for 2012 to $900,000, while simultaneously reducing Mr.  Wise’s annual target bonus from 300% of base salary to 200% of base salary.

Long-Term Incentive Grants for 2012

Multiple Performance Metrics

Starting in 2012, the PSU grants under the 2004 Incentive Plan are based upon achievement of multiple performance metrics. The top 20 executives, including all of the named executive officers, have or will receive

2012 PSU grants that will vest upon the passage of time and the achievement of two, equally weighted performance metrics: cumulative EPS and cumulative revenue growth. The performance targets will be consistent with our business plan, which is thoroughly reviewed, discussed, analyzed and approved by the Board.

Mix of Awards

The 2012 long-term incentive awards for the named executive officers, other than Messrs. Wise and DeMovick, will consist of a mix of PSUs and stock options.

PSUs will represent 67% of the grant date total value of the long-term incentive award and will vest upon the passage of time and the achievement of two, equally weighted performance metrics: cumulative EPS and cumulative revenue growth. The PSU awards will be granted in 2012 and earned at the end of 2013. Once earned, the PSUs will vest in three equal installments starting December 31, 2013. During the service-based vesting period, the value of the awards will continue to fluctuate based on our stock price performance, further aligning the interests of our executives with those of our stockholders.

Stock options will represent the remaining 33% of the grant date total value of the long-term incentive awards and will vest based on continued service, ratably over three years. The value ultimately realized by our executives for these awards will be dependent upon continued service to the Company and the continued appreciation of our stock price.

Pursuant to their employment agreements, amended effective January 1, 2012 (as described below), Messrs. Wise and DeMovick received a grant in January 2012 of PSUs and performance-based restricted stock units (“RSUs”). The PSUs will vest, if at all, as of December 31, 2013 based upon the level of achievement of (i) cumulative EPS earned over 2012 and 2013 relative to achievement of the aggregate 2012 and 2013 EPS targets set by the Compensation Committee and (ii) cumulative revenue growth during 2012 and 2013 relative to achievement of the revenue target set by the Compensation Committee. The RSUs will vest, if at all, in two equal installments on December 31, 2012 and December 31, 2013, based upon achievement of the 2012 EPS target as set by the Compensation Committee. The vested PSUs and RSUs will be settled in cash or a combination of cash and stock and paid out in February 2014.

Other Programs, Policies and Considerations

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for non-employee directors (see page 55 of this proxy statement for a discussion of our non-employee directors’ stock ownership guidelines) and certain executive officers. These guidelines promote an ownership culture and long-term perspective, act as a form of risk mitigation and are intended to align their individual interests with those of the stockholders.

Multiple of Base Salary
Chief Executive Officer	5X
Executive Vice Presidents	4X
Senior Vice Presidents	2X
Other designated executives	1X

Executives are expected to achieve their stock ownership goals within five years of the date such executive becomes subject to the guidelines. Executives who do not meet the guidelines within the prescribed time frame may not be eligible for future stock grants. Ownership that counts towards satisfaction of the guidelines includes common stock held directly, common stock held in the Company’s 401(k) plan and the RESTORE Plan and unvested restricted stock. Stock options are not counted for these purposes.

The following table reflects, as of the Record Date, holdings of the Company’s stock by our named executive officers:

Executive	Guideline	Share Ownership Guideline	Shares Held as of 3/19/12	Percent of Guideline Met*
Wise	5X Base Salary	$4,500,000	755,169	566%
Giles**	4X Base Salary	2,400,000	37,049	52%
Bahr	4X Base Salary	2,400,000	112,207	154%
Conlin**	4X Base Salary	2,400,000	37,438	64%
DeMovick	4X Base Salary	2,400,000	108,464	152%
Stelben	2X Base Salary	900,000	86,712	188%

*	Based on the closing market price of the Company’s stock on March 19, 2012 ($33.72).
**	Messrs. Giles and Conlin have until November 15, 2015 and January 3, 2016, respectively, to achieve their stock ownership goals.

No Hedging Policy

To further align our executives with the interests of the Company’s stockholders, the Company’s Insider Trading and Confidentiality Policy for Employees prohibits transactions designed to limit or eliminate economic risks to our executives from owning the Company’s stock, such as transactions involving any form of margin arrangement, short sales and/or dealing in puts and calls of the Company’s stock.

Recoupment Policy

On March 7, 2012, the Compensation Committee adopted a revised Executive Incentive Compensation Recoupment Policy with the understanding that it may subsequently need to be amended to ensure its compliance with the yet to be issued final rule and regulations under the Dodd-Frank Act pertaining to the recoupment of incentive-based compensation. This policy provides that in the event the Company is required to prepare an accounting restatement for any year commencing after December 31, 2010 due to the material noncompliance with any financial reporting requirement, which was caused by an executive officer’s willful commission of any act of fraud or dishonesty, or the gross recklessness in the performance of such executive officer’s duties and responsibilities, then the Company will recoup from the executive officer all or part of any annual incentive bonus and any mid-term or long-term incentive payments or equity grants received by such executive officer that were based on the financial statements that were subsequently restated. The establishment of the executive’s misconduct and the appropriate amounts, timing and form of any recoupment shall be determined by the Compensation Committee in its sole discretion. The recoupment policy applies to any former or current executive officer who received incentive compensation based on financial measures required to be reported under the securities laws within three years prior to the date the accounting restatement occurs.

Tax Deductibility of Named Executive Officer Compensation

The Company also considers the impact of Internal Revenue Code Section 162(m) in its compensation strategies. Under Section 162(m) of the Internal Revenue Code, compensation paid in 2011 to any covered employee in excess of $1,000,000 cannot be taken by the Company as a tax deduction unless the compensation qualifies as performance-based compensation. The Company expects that performance awards paid to executives under the 2004 Incentive Plan will qualify as performance-based compensation. However, the Company has determined that it will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) of the Internal Revenue Code if such limitation is not in the best interests of the Company and its stockholders. The Compensation Committee reviews business and legal developments and assesses alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation philosophy and as determined to be in the best interests of the Company and its stockholders.

The Patient Protection and Affordable Care Act added sub-Section 162(m)(6) to the Internal Revenue Code, which limits the tax deduction for compensation paid by covered health insurers to $500,000 per individual annually. This provision is effective for compensation paid beginning after December 31, 2012, and also applies to compensation earned in years beginning after December 31, 2009, the payment of which has been deferred until years beginning after December 31, 2012. We anticipate that this reduction in deductibility will apply to our named executive officers and certain other executives compensated by the Company.

Post-Termination Arrangements

As of December 31, 2011, the Company had entered into employment agreements with Messrs. Wise, Giles, Bahr, Conlin and DeMovick, which provide severance and change-in-control post-termination benefits. In the case of a change-in-control, post-termination benefits would not be payable unless the executive is terminated within two years of the change-in-control. These arrangements are provided to maintain executive continuity and leadership during potentially disruptive negotiations relating to potential mergers, acquisitions or other business combinations. They also serve to protect the stockholders’ interest in maintaining executive leadership so that goals and objectives in the best interest of stockholders are pursued.

Effective January 1, 2012, the Company amended the employment agreements with Messrs. Wise and DeMovick. The amended agreements, among other things, provide for vesting conditions with respect to incentive awards upon termination without cause, constructive termination and following a change in control and settlement thereof.

For more detail regarding Payments upon Termination or Change in Control — Fiscal Year 2011, see pages 47 through 48 of this proxy statement.

Effective March 17, 2012, Mr. Stelben resigned from the Company. In connection with his termination, Mr. Stelben and the Company entered into a Separation Agreement and Release, which is more particularly described on the Company’s Form 8-K filed with the SEC on March 22, 2012.

2011 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Allen F. Wise	2011	$600,000		$—		$9,599,998		$—	$2,400,000	$388,685	$12,988,683
Chief Executive Officer	2010	600,000		2,750,000	(5)	6,864,000		—	3,000,000	433,413	13,647,413
	2009	584,243		2,750,000	(5)	4,296,000		7,225,500	2,500,000	72,046	17,427,789
Randy P. Giles	2011	$600,000		$—		$1,056,832	(6)	$—	$600,000	$367,402	$2,624,234
Executive Vice President, Chief Financial Officer and Treasurer(6)
Michael D. Bahr	2011	$600,000		$—		$952,473		$646,464	$800,000	$79,372	$3,078,309
Executive Vice President, Commercial Business	2010	478,850		—		2,895,217		321,188	1,052,694	128,041	4,875,990
Kevin P. Conlin	2011	$576,923		$250,000	(5)	$2,000,000		$499,999	$450,000	$231,104	$4,008,026
Executive Vice President, Networks and Medical Management(7)
Harvey C. DeMovick Jr.	2011	$600,000		$—		$3,122,061	(8)	$—	$750,000	$66,882	$4,538,943
Executive Vice President, Customer Services Organization and Information Technology	2010	600,000		—		2,366,890	(8)	—	700,000	81,073	3,747,963
	2009	522,308		—		1,479,995	(8)	4,447,447	650,000	187,136	7,286,886

John J. Stelben	2011	$449,646	(9)	$—		$539,736		$366,333	$375,000	$56,914	$1,787,629
Senior Vice President, Finance and Former Interim Chief Financial Officer(6)(9)	2010	424,600		—		1,238,160		160,594	1,047,116	41,637	2,912,107
	2009	312,346		—		889,774		—	310,000	25,212	1,537,332

(1)

Unless otherwise stated, the amounts reported in this column reflect the aggregate grant date fair value of such awards consistent with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). The grant date fair value for awards of restricted stock is the product of the closing market price of the Company’s common stock on the date of grant and the number of shares awarded. The grant date fair value of the PSUs is the product of the closing market price of the Company’s common stock on the date of grant and the number of PSUs awarded. For further detail see the Grants of Plan-Based Awards During Fiscal Year 2011 on page 43 of this proxy statement.

(2)

The amounts reported in this column reflect the aggregate grant date fair value of such awards consistent with ASC Topic 718. The assumptions used in determining the grant date fair value for each stock option grant are listed on page 76 of the Company’s Form 10-K filed with the SEC on February 28, 2012.

(3)

The amounts reported in this column reflect the amounts earned by each named executive officer under the Company’s EMIP in 2011, 2010 and 2009, as applicable. The material provisions of the EMIP are described beginning on page 30 of this proxy statement. For 2010, in addition to EMIP awards, the amounts reported in this column also include payments of outstanding balances under the discontinued Mid-Term Executive Retention Plan for Messers. Stelben ($47,116) and Bahr ($52,694).

(4)	The amounts reported in this column reflect, for each named executive officer, the sum of the following:

Name	Other Perquisites(a)	Relocation Expense Payment(b)	Company Match Retirement Savings(c)	Company Match RESTORE Plan(c)	Group Life Insurance(d)	Total
Wise	$—	$—	$11,025	$369,278	$8,382	$388,685
Giles	—	339,780	10,731	16,269	622	367,402
Bahr	3,554	—	9,346	64,954	1,518	79,372
Conlin	—	220,079	11,025	—	—	231,104
DeMovick	—	—	11,025	47,475	8,382	66,882
Stelben	8,696	—	10,710	35,990	1,518	56,914

(a)

These columns represent the perquisites provided to named executive officers. In 2011, Mr. Bahr, accompanied by his wife, attended an event on behalf of the Company and incurred a benefit in the amount of $3,554 in connection with the Company’s provision of transportation and meals and entertainment for Mr. Bahr’s wife in connection with the event. Prior to 2009, the Company contractually agreed to provide Mr. Stelben with a car allowance. In 2011, the named executive officers fully reimbursed the Company for any incremental expenses associated with personal use of the Company’s corporate airplanes, and therefore, personal use of the aircraft is not a perquisite. Incremental cost is determined as the variable costs incurred by the Company net of reimbursements received by executives and does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.

(b)

Messrs. Giles and Conlin received relocation expense payments in connection with their respective moves to Bethesda, Maryland. These payments were made pursuant to our relocation policy and reimbursement agreement, which applies generally to new and current employees of the Company who relocate at the request and for the benefit of the Company.

(c)

These columns represent, for each individual, a matching contribution by the Company on behalf of such individual under the Company’s Retirement Savings Plan and RESTORE Plan, as applicable. The matching percentage is the same for all eligible employees and is based upon the contributions each participant elects to make to the plan. The matching contributions by the Company under the RESTORE Plan were accrued and earned in 2011 but paid in 2012.

(d)	This column represents amounts paid for premiums on group life insurance for Messrs. Wise, Giles, Bahr, DeMovick and Stelben.

(5)

These amounts reflect a signing bonus paid in cash to (i) Mr. Wise pursuant to his employment agreement, one half of which was paid in 2009 and the other half of which was paid in 2010, and (ii) Mr. Conlin in connection with his hire in January 2011.

(6)

Mr. Giles was hired on November 15, 2010 and was appointed Chief Financial Officer in May 2011, at which time Mr. Stelben assumed his former role as Senior Vice President, Finance. In November 2010, in connection with his hire, Mr. Giles received a grant of 39,200 PSUs which vested on December 31, 2011 based upon the achievement of an annual performance goal set on January 3, 2011. For purposes of disclosure in this proxy statement, this award is valued in the year it vested. The grant date fair value attributed to this award was $1,056,832, the product of the number of PSUs awarded and the closing market price of the Company’s common stock on January 3, 2011.

(7)	Mr. Conlin was hired January 3, 2011. Mr. Conlin’s annual base salary was $600,000 in 2011.

(8)

In March 2009, in connection with his hire, Mr. DeMovick received 310,345 shares of performance-based restricted stock, which vested in three equal tranches based upon the attainment of annual performance goals for 2009, 2010 and 2011. The third tranche of this award was earned on December 31, 2011 based upon the achievement of 2011 performance goals set by the Compensation Committee on January 18, 2011, and vested in March 2012. The grant date fair value attributed to this award was $1,260,000 for 2009, $2,366,890 for 2010 and $3,122,061 for 2011.

(9)

The 2011 base salary reported for Mr. Stelben also includes a stipend (for a total of $8,300) received in recognition of the increased responsibilities associated with his service as Interim CFO. Effective January 29, 2011, Mr. Stelben’s base salary was increased to $450,000 and the stipend was discontinued. Mr. Stelben also received such a stipend in 2010 (for a total of $99,600). Mr. Stelben resigned from the Company effective March 17, 2012.

Grants of Plan-Based Awards During Fiscal Year 2011

The table below presents information regarding awards granted in 2011 to each named executive officer under the EMIP and 2004 Incentive Plan, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards.

											All Other Stock Awards (#)(3)	All Other Option Awards (#)(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
					Estimated Possible Future Payouts Under Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan Award(2)
Name	Type of Award	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wise	EMIP				$1,440,000	$1,800,000	$3,600,000
	PSU	1/3/2011						284,866	356,083					$9,599,998
Giles(5)	EMIP				480,000	600,000	1,200,000
	PSU	1/3/2011	11/15/2010	(5)				31,360	39,200					$1,056,832
Bahr	EMIP				480,000	600,000	1,200,000
	Stock Option	6/22/2011										58,083	$36.11	$646,464
	Performance-Based Restricted Stock	6/22/2011							26,377					952,473
Conlin	EMIP				480,000	600,000	1,200,000
	PSU	1/3/2011						29,674	37,092					$1,000,000
	Stock Option	1/3/2011										52,854	$26.96	499,999
	Time-Based Restricted Stock	1/3/2011									37,092			1,000,000
DeMovick(6)	EMIP				360,000	450,000	900,000
	Performance-Based Restricted Stock	1/18/2011	3/24/2009	(6)				82,578	103,448					$3,122,061
Stelben	EMIP				252,000	315,000	630,000
	Stock Option	6/22/2011										32,914	$36.11	$366,333
	Performance-Based Restricted Stock	6/22/2011							14,947					539,736

(1)

The amounts reflected in these columns represent the potential payouts of the awards made under the EMIP in January 2011 as described in detail under Short-Term Incentive Awards beginning on page 30 of this proxy statement. Actual payments under these awards were determined by the Compensation Committee and paid out in cash in February 2012.

(2)

The amounts reflected in these columns represent the following number of awards made under the 2004 Incentive Plan: (i) PSUs to Messrs. Wise, Giles and Conlin, vested on December 31, 2011 based on the achievement of 2011 performance goals, and paid out in cash (or cash and stock with respect to Mr. Wise) on February 8, 2012 at a value based upon the average closing price of the common stock between December 15, 2011 and January 15, 2012 ($30.47); and (ii) performance-based restricted stock awards to Messrs. Bahr and DeMovick which were earned on December 31, 2011 based upon the achievement of the 2011 performance goals and vested on March 24, 2012 (Mr. DeMovick) and will vest on June 22, 2012 (Mr. Bahr, subject to continued employment). Mr. Stelben’s awards were forfeited upon his resignation effective March 17, 2012. The target is the maximum number of awards achievable. Please see Long-Term Incentive Awards on page 33 of this proxy statement for further details.

(3)	The amount reflected in this column represents the grant of 2011 time-based restricted stock made under the 2004 Incentive Plan to Mr. Conlin, which he received in connection with his hire.

(4)

The amounts reflected in this column represent stock option awards made under the 2004 Incentive Plan that vest in three equal annual installments beginning on the first anniversary of the date of grant. These stock options have a ten-year term. Mr. Stelben’s awards were forfeited upon his resignation effective March 17, 2012.

(5)

In November 2010, in connection with his hire, Mr. Giles received an award of 39,200 PSUs, which vested on December 31, 2011 based upon the achievement of an annual performance goal set in January 2011. For purposes of disclosure in this proxy statement, this award is valued in the year it vested. The grant date fair value attributed to this award is the product of the number of PSUs awarded and the closing market price of the Company’s common stock on January 3, 2011.

(6)

In March 2009, in connection with his hire, Mr. DeMovick received 310,345 shares of performance-based restricted stock, which vested in three equal tranches based upon the attainment of annual performance goals for 2009, 2010 and 2011. The third tranche of this grant was earned based upon the achievement of 2011 performance goals set by the Compensation Committee on January 18, 2011 and was therefore valued on such date and vested on March 24, 2012. The grant date fair value attributed to the 2011 tranches of the shares of restricted stock is the product of the number of restricted shares and the closing market price of the Company’s common stock on January 18, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

The table below summarizes the amount of unexercised and unvested stock options and unvested time-based and performance-based restricted stock awards granted under the 2004 Incentive Plan for each named executive officer as of December 31, 2011. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date. For additional information on our equity awards, see Long-Term Incentive Awards on page 33 of this proxy statement.

							Stock Awards(2)
	Option Award(1)						Type of Award	Grant Date		Shares or Units of Stock That Have Not Vested
	Grant Date	Securities Underlying Unexercised Options			Exercise Price	Expiration Date
										Number	Market Value
Name		Exercisable		Unexercisable
Wise	4/8/2009	500,000	(3)		$14.32	4/8/2019
Giles	11/15/2010	24,938		49,875	25.51	11/15/2020	RSA	11/15/2010		29,400	$892,878
Bahr	12/14/2004	5,625			34.95	12/14/2014	RSA	8/5/2009		10,000	303,700
	6/20/2005	22,500			47.90	6/20/2015	RSA	10/8/2010	(4)	18,861	572,809
	5/22/2006	26,250			51.30	5/22/2016	RSA	10/8/2010	(5)	25,149	763,775
	5/22/2007	20,000			60.01	5/22/2017	RSA	6/22/2011		26,377	801,069
	5/19/2008	15,000		5,000	44.20	5/19/2018
	6/22/2009			10,000	18.07	6/22/2019
	8/5/2009	13,334		6,666	21.89	8/5/2019
	5/26/2010	13,334		26,666	20.46	5/26/2020
	6/22/2011			58,083	36.11	6/22/2021
Conlin	1/3/2011			52,854	26.96	1/3/2021	RSA	1/3/2011		37,092	1,126,484
DeMovick	3/24/2009			229,885	12.18	3/24/2019	RSA	3/24/2009	(6)	103,448	3,141,716
Stelben	6/25/2003	19,631			19.30	6/25/2013	RSA	9/26/2008		1,250	37,963
	6/14/2004	26,250			32.46	6/14/2014	RSA	6/22/2009		12,500	379,625
	6/20/2005	30,000			47.90	6/20/2015	RSA	11/16/2009		7,500	227,775
	5/22/2006	20,000			51.30	5/22/2016	RSA	6/22/2011		14,947	453,940
	5/22/2007	15,000			60.01	5/22/2017
	5/19/2008	18,750		6,250	44.20	5/19/2018
	5/26/2010	6,667		13,333	20.46	5/26/2020
	6/22/2011			32,914	36.11	6/22/2021

(1)

Unless otherwise stated, stock option awards made prior to 2009 vest in equal annual installments over four years. Stock option awards made in 2009, 2010, and 2011 vest in equal annual installments over three years.

(2)

The amounts in these columns represent either time-based or performance-based unvested restricted stock awards. This table excludes (i) PSU awards made in 2010 that were earned based upon the achievement of 2010 EPS performance goals, vested on December 31, 2011 and paid out in cash in February 2012, and (ii) PSU awards made in 2011 that were earned based upon the achievement of 2011 EPS performance goals, vested on December 31, 2011 and paid out in cash (or cash and stock with respect to Mr. Wise) in February 2012.

(3)	Mr. Wise’s 2009 stock option award vested in two equal installments on December 31, 2009 and December 31, 2010.

(4)

Represents an award of time-based restricted stock made to Mr. Bahr in connection with his promotion. This award vests upon the passage of time in four equal annual installments commencing on the first anniversary of the date of grant.

(5)

Represents an award of performance-based restricted stock made to Mr. Bahr in connection with his promotion. This award was subject to the achievement of 2011 EPS performance goals, which were achieved. Accordingly, the restrictions will lapse in equal increments over a four-year period, with the first increment vested on February 8, 2012 and the remaining three increments vesting annually thereafter on the anniversary of the grant date.

(6)

Pursuant to Mr. DeMovick’s employment agreement, this award vested in three equal annual tranches based upon the attainment of annual performance goals for 2009, 2010 and 2011. The third tranche of this grant was earned based upon the achievement of 2011 performance goals set by the Compensation Committee on January 18, 2011 and was therefore valued on such date and vested on March 24, 2012.

Option Exercises and Stock Vested in Fiscal Year 2011

The table below summarizes, for each named executive officer, the number of shares acquired upon the exercise of stock options and the vesting of stock awards and performance share units in 2011 (with the value realized, based on the closing price per share of our common stock on the date of exercise or vesting).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Wise	—	$—	356,083	$10,849,849
Giles	—	—	49,000	1,509,396
Bahr	20,000	262,260	62,538	1,889,192
Conlin	—	—	37,092	1,130,193
DeMovick	229,885	4,736,780	—	—
Stelben	—	—	57,500	1,792,263

(1)	Represents the difference between the market price of the underlying securities at exercise and the exercise or base price of the stock options.

(2)

Includes shares of restricted stock that vested in 2011 for Messrs. Giles (9,800), Bahr (12,538), and Stelben (12,500), as well as PSUs vested in 2011 and paid out in cash (or in the case of Mr. Wise, cash and Common Stock) in February 2012 to Messrs. Wise (356,083), Giles (39,200), Bahr (50,000), Conlin (37,092) and Stelben (45,000).

(3)

The value of the restricted stock was determined by multiplying the number of shares of Company stock or units by the market value of the underlying shares on the vesting date. The amounts in this column also include the values of PSUs that vested on December 31, 2011, which is the product of the number of PSUs by $30.47 (the average closing price of the Company stock between December 15, 2011 and January 15, 2012), paid out in cash (or a combination of cash and stock with respect to Mr. Wise) in February 2012 to Messrs. Wise ($10,849,849), Giles ($1,194,424), Bahr ($1,889,192), Conlin ($1,130,193) and Stelben ($1,371,150).

Nonqualified Deferred Compensation — Fiscal Year 2011

The table below summarizes (i) the contributions made by each named executive officer and the Company in 2011, (ii) aggregate earnings on each named executive officer’s account balance in 2011, and (iii) the account balance of each of our named executive officers under the RESTORE Plan as of December 31, 2011.

Name	Executive Contributions in 2011 (1)(5)	Company Contributions in 2011 (2)(5)	Aggregate Earnings in 2011 (3)(5)	Aggregate Withdrawals/ Distributions		Aggregate Balance as of 12/31/2011 (6)
Wise	$387,525	$369,278	$71,733	$—		$1,883,413
Giles	23,340	16,269	-442	—		39,168
Bahr	57,800	64,954	38,978	—		865,391
Conlin	—	—	—	—		—
DeMovick	1,121,790	47,475	-46,255	554,253	(4)	2,803,886
Stelben	30,200	35,990	37,234	—		368,122

(1)	These amounts are included in the 2011 Summary Compensation Table in the “Salary,” “Non-Equity Incentive Plan Compensation” columns.

(2)

Company contributions to the RESTORE Plan. These amounts are reported in the “All Other Compensation” column of the 2011 Summary Compensation Table and reflect amounts accrued and earned in 2011, but paid in 2012.

(3)

For the RESTORE Plan, earnings are based solely on the results of the investment choices made by the named executive officers. The investment choices are the same funds as are available to all employees participating in the Company’s 401(k) plan and do not provide any above market earnings opportunities.

(4)

At the time of his retirement from the Company in 2007, Mr. DeMovick began to receive a portion of the balance of his Restore Plan account in monthly payments over a five-year period based upon his 1997 RESTORE Plan payout election. This balance was comprised predominantly of Mr. DeMovick’s own contributions to the RESTORE Plan over the course of 10 years, although it also included Company matches which Mr. DeMovick, like all other participants, was eligible to receive. This distribution represents payments made during 2011, the fourth year of the five-year payout cycle, under the terms of the RESTORE Plan. While Mr. DeMovick was re-hired by the Company in March 2009, he continues to receive distributions according to the terms of the RESTORE Plan.

(5)

The following amounts were reported by the Company for Messrs. Wise, DeMovick and Stelben in 2010 and 2009 and for Mr. Bahr in 2010. No amounts were previously reported for Messrs. Giles and Conlin in the Summary Compensation Table for 2010 or 2009 or for Mr. Bahr in 2009.

Name		Executive Contributions (a)	Company Contributions (b)	Aggregate Earnings (c)
Wise	2010	$433,350	$414,006	$80,724
	2009	55,546	61,021	10,230
Bahr	2010	46,235	42,177	30,010
DeMovick	2010	658,500	65,692	283,075
	2009	375,231	12,599	396,899
Stelben	2010	20,200	21,221	20,986
	2009	5,200	5,861	78,251

(6)

The amounts in this column were reported as compensation to the named executive officers in the Summary Compensation Tables in prior years’ proxy statements: Mr. Wise- $847,356 (in 2010) and $116,567 (in 2009); Mr. Bahr- $88,412 (in 2010); Mr. DeMovick- $724,192 (in 2010) and $387,830 (in 2009); and Mr. Stelben $41,421 (in 2010) and $11,061 (in 2009).

Payments upon Termination or Change in Control — Fiscal Year 2011

The table below summarizes the benefits that the named executive officers would have received in the event of a termination of employment or a change in control of the Company as of December 31, 2011. Because the calculations in the table are based upon SEC disclosure rules and made as of a specific date, there can be no assurance that an actual termination of employment or change in control of the Company, if one or both were to occur, would result in the same or similar compensation being paid.

	Wise		Giles		Bahr		Conlin		DeMovick		Stelben (14)
Death Benefits(1)
Lump Sum Payment	$1,800,000	(2)	$75,000	(6)	$700,000	(6)	$—	(6)	$450,000	(2)	$—
Payout under EMIP(3)	2,400,000		600,000		800,000		450,000		750,000		375,000
Benefit Continuation(4)	14,790		9,440		4,828		9,440		6,854		9,440
Accelerated Stock Vesting(5)	—		1,256,469		3,130,353		1,306,716		7,323,324		1,511,829
Accelerated Performance Stock Unit Vesting	—		—		—		—		—		—

Total	$4,214,790		$1,940,909		$4,635,181		$1,766,156		$8,530,178		$1,896,269
Long-Term Disability Benefit(1)
Lump Sum Payment	$1,800,000	(2)	$75,000	(6)	$700,000	(6)	$—	(6)	$450,000	(2)	$—
Payout under EMIP(3)	2,400,000		600,000		800,000		450,000		750,000		375,000
Benefit Continuation(4)	30,001		14,348		14,087		14,348		13,086		—
Accelerated Stock Vesting(5)	—		1,256,469		3,130,353		1,306,716		7,323,324		1,511,829
Accelerated Performance Stock Unit Vesting	—		—		—		—		—		—

Total	$4,230,001		$1,945,817		$4,644,440		$1,771,064		$8,536,410		$1,886,829
Termination Without Cause or Constructive Termination(1)(7)
Severance	$4,800,000	(8)	$600,000		$600,000		$600,000	(9)	$150,000	(10)	$450,000
Benefit Continuation(4)	20,013		14,348		14,087		14,348		13,086		14,348
Accelerated Stock Vesting(5)	—		418,828		1,381,962		341,698		7,323,324		—
Accelerated Performance Stock Unit Vesting	—		—		—		—		—		—

Total	$4,820,013		$1,033,176		$1,996,049		$956,046		$7,486,410		$464,348
Termination Without Cause or Constructive Termination (1)(11)(Within Two Years Following Change-in-Control)
Severance	$4,800,000	(8)	$1,200,000		$1,200,000		$1,200,000		$1,050,000		$450,000
Benefit Continuation(4)	30,019		14,348		14,087		14,348		13,086		14,348
Accelerated Stock Vesting(5)	—		1,256,469		3,130,353		1,306,716		7,323,324		1,511,829
Accelerated Performance Stock Unit Vesting	—		—		—		—		—		—
Section 4999 Excise Tax Gross-up(12)	—		—		—		—		—		—

Total	$4,830,019		$2,470,817		$4,344,440		$2,521,064		$8,386,410		$1,976,177
Change in Control - Assuming No Termination(13)
Accelerated Stock Vesting(5)	$—		$1,256,469		$3,130,353		$1,306,716		$7,323,324		$1,511,829
Accelerated Performance Stock Unit Vesting	—		—		—		—		—		—

Total	$—		$1,256,469		$3,130,353		$1,306,716		$7,323,324		$1,511,829

(1)

Post-termination compensation for Messrs. Wise, Giles, Bahr, Conlin and DeMovick determined in accordance with their employment agreements with the Company and the EMIP. Post-termination compensation for Mr. Stelben determined in accordance with his Offer Letter from the Company dated March 4, 1997, as amended December 14, 2000 (“Offer Letter”) and the EMIP.

(2)

In accordance with their employment agreements, Messrs. Wise and DeMovick are entitled to a lump sum severance payment upon termination due to death or disability in an amount equal to 100% of their target annual bonus for the year in which such termination occurs.

(3)

Under the EMIP, if a participant is terminated due to death or disability before an incentive award is paid, the Compensation Committee may, in its discretion, determine that the participant shall be paid a prorated portion of the incentive award that the participant would have received. For purposes of this table, we have assumed a payout of 100% of the actual annual bonus awarded to each named executive officer under the EMIP in 2011.

(4)	Company-paid premiums to provide coverage for medical, dental and vision in accordance with employment agreements for Messrs. Wise, Giles, Bahr, Conlin and DeMovick and Mr. Stelben’s Offer Letter.

(5)	Represents acceleration of restricted stock and non-qualified stock options.

(6)

Messrs. Giles, Bahr, and Conlin are entitled to a lump sum payment equal to the average annual bonus compensation paid in the two calendar years immediately preceding the year of termination due to death or disability. Mr. Conlin commenced employment with the Company in January 2011. Because he received no bonus in 2009 or 2010 from the Company, he would not receive a lump sum severance payment pursuant to this provision. Mr. Giles commenced employment with the Company in November 2010. Because he received no bonus in 2009 and a sign-on bonus of $150,000 in 2010, he would receive a lump sum severance pursuant to this provision in an amount equal to the average of $150,000 and $0. Mr. Bahr would receive an average of the non-equity incentive bonuses paid to him in 2009 and 2010.

(7)	Mr. Stelben’s Offer Letter and the employment agreements for Messrs. Giles and Conlin do not provide for severance upon constructive termination.

(8)

In addition to a payment equal to his annual base salary and target incentive bonus, Mr. Wise is entitled to a pro rata portion of his annual incentive award for the portion of the year during which he was employed. For purposes of this table, we have included 100% of the actual bonus awarded to Mr. Wise under the EMIP in 2011.

(9)

Mr. Conlin is entitled to severance in the amount of (i) his base salary plus (ii) the average annual bonus compensation of the two calendar years immediately preceding the year of termination by the Company without cause. As described in footnote 6 above, because Mr. Conlin was not employed by the Company in 2009 or 2010 (and thus received no bonus from the Company), he would receive no amount of severance with respect to (ii) of the preceding sentence.

(10)

Mr. DeMovick is entitled to base salary for the remainder of the term of his employment agreement which, as of December 31, 2011, was set to end on March 25, 2012. For purposes of this table, we have assumed a payout of three months of his salary in 2012.

(11)	Mr. Stelben’s Offer Letter and the employment agreement for Mr. Conlin do not provide for severance upon constructive termination following a change in control.

(12)	No executive is contractually entitled to an excise tax gross-up.

(13)

Under the 2004 Incentive Plan, upon a Change in Control (as defined therein), the following acceleration provisions shall apply: (i) any stock appreciation rights or any stock option (incentive or non-qualified) awarded not previously exercisable and vested shall become fully exercisable and vested, and (ii) the restrictions applicable to any time-vested restricted stock, performance-based restricted stock, PSUs and other stock-based awards, in each case to the extent not already vested, shall lapse and such shares and awards shall be deemed fully vested. The acceleration provisions apply to all of the outstanding equity awards of the named executive officers as of December 31, 2011. For additional detail, please see Outstanding Equity Awards at 2011 Fiscal Year End on page 44 of this proxy statement.

(14)

Effective March 17, 2012, Mr. Stelben resigned from the Company. In connection with his termination, Mr. Stelben and the Company entered into a Separation and Release Agreement, which is more particularly described on the Company’s Form 8-K filed with the SEC on March 22, 2012.

Employment Agreement Summary as of December 31, 2011(1)(2)

Feature	Wise(3)	Giles	Bahr	Conlin	DeMovick(4)
Effective Date /Current Term End	1/26/2009 Thru 12/31/2011	5/02/2011 Thru 5/01/2012	5/18/2010 Thru 5/17/2012	1/3/2011 Thru 1/2/12	2/02/2009 Thru 3/25/2012
Renewal	Year-to-year	Year-to-year	Year-to-year	Year-to-year	Year-to-year
Base Salary	Not less than the initial amount, to be reviewed annually and increased from time to time.	Not less than the initial amount, to be reviewed annually and increased from time to time.	Not less than the initial amount, to be reviewed annually and increased from time to time.	Not less than the initial amount, to be reviewed annually and increased from time to time.	Not less than the initial amount, to be reviewed annually and increased from time to time.
Minimum Target Annual Incentive	Executive Management Incentive Plan at 300%	Executive Management Incentive Plan at 100%	Executive Management Incentive Plan at 75%	Executive Management Incentive Plan at 100%	Executive Management Incentive Plan at 75%
Vacation	Four weeks.	Four weeks.	Four weeks.	Four weeks.	Four weeks.
Auto	Not applicable.	Not applicable.	Not applicable.	Not applicable.	Not applicable.
Airplane Allowance	Use of and reimbursement for executive-owned aircraft used in connection with business travel not to exceed $6,500 per hour.	None.	None.	None.	None.
Death Benefit	Lump sum equal to the target annual incentive bonus for the year in which the death occurs. Cost of medical, dental and vision premiums for surviving spouse (36 months). Unvested stock options and PSUs will vest.	Lump sum equal to the average annual incentive bonus for two years preceding year in which the death occurs. Cost of medical, dental and vision premiums for surviving spouse (12 months). Unvested stock options, restricted shares and PSUs will vest.	Lump sum equal to average annual bonus compensation for the two calendar years immediately preceding death. Cost of medical, dental and vision premiums for surviving spouse (12 months). Unvested outstanding stock options, restricted shares and PSUs will vest.	Lump sum equal to average annual bonus compensation for the two calendar years immediately preceding death. Cost of medical, dental and vision premiums for surviving spouse (12 months). Unvested outstanding stock options and restricted shares will vest.	Lump sum equal to the target annual incentive bonus for the year in which the death occurs. Cost of medical, dental and vision premiums for surviving spouse (12 months). Unvested stock options, restricted shares and PSUs will vest.
Disability Benefit	Lump sum equal to the target annual incentive bonus for the year in which the disability occurs. Cost of medical, dental and vision premiums (36 months). Unvested stock options and PSUs will vest.	Lump sum equal to the average annual bonus compensation for two years preceding year in which the disability occurs. Cost of medical, dental and vision premiums (12 months). Unvested stock options, restricted shares and PSUs will vest.	Lump sum equal to average annual bonus compensation for the two years immediately preceding disability. Cost of medical, dental and vision premiums (12 months). Unvested outstanding stock options, restricted stock and PSUs will vest.	Lump sum equal to average annual bonus compensation for the two years immediately preceding disability. Cost of medical, dental and vision premiums (12 months). Unvested outstanding stock options and restricted stock will vest.	Lump sum equal to the target annual incentive bonus for the year in which the disability occurs. Cost of medical, dental and vision premiums (12 months). Unvested stock options, restricted shares and PSUs will vest.

Feature	Wise(3)	Giles	Bahr	Conlin	DeMovick(4)
Termination of Agreement	With or without cause upon 90 days’ notice.	With or without cause upon 30 days’ notice.	With or without cause upon 30 days’ notice.	With or without cause upon 30 days’ notice.	With or without cause upon 60 days’ notice.
Termination Without Cause or Constructive Termination (with respect to Messrs. Wise, Bahr, Conlin and DeMovick)	Executive will be paid current base salary until date of termination plus a pro rata portion of any earned incentive under the annual incentive plan. A lump sum severance payment equal to the executive’s annual base salary plus target annual incentive bonus. Cost of medical, dental and vision premiums (24 months). Unvested stock options and pro rata portion of PSUs vest provided performance triggers are met.	Base salary for 12 months, including costs for medical, dental and vision premiums. Credit for 12 months accelerated vesting on all outstanding unvested stock options and restricted shares.	Base salary for 12 months, including costs for medical, dental and vision premiums. Credit for 12 months accelerated vesting on all outstanding unvested stock options and restricted shares.	Monthly amount equal to 1/12 sum of base salary plus average annual bonus compensation for the two years immediately preceding termination (or target bonus in first year of employment) paid over 12 months, plus costs for medical, dental and vision premiums. Credit for 12 months accelerated vesting on all outstanding unvested stock options and restricted shares.	Base salary paid through the balance of remaining contract term but no more than one year. Cost of medical, dental and vision premiums (12 months). Executive will receive 12 months of accelerated vesting on all outstanding stock options. Any unvested restricted shares and PSUs will receive prorated vesting, contingent upon meeting performance criteria.
Termination Without Cause or Constructive Termination (other than for Mr. Conlin) Within Two Years Following a Change-in-Control	Executive will be paid current base salary until date of termination plus a pro rata portion of any earned incentive under the annual incentive plan. A lump sum severance payment equal to the executive’s annual base salary plus target annual incentive bonus. Cost of medical, dental and vision premiums (36 months). Unvested stock options and PSUs will vest and be settled in cash.	Lump sum payment equal to annual base salary and target annual incentive. Cost of medical, dental and vision premiums (12 months). Unvested stock options, restricted shares and PSUs will vest.	Lump sum payment equal to annual base salary and target annual incentive. Cost of medical, dental and vision premiums (12 months). Unvested stock options, restricted shares and PSUs will vest.	Lump sum payment equal to annual base salary and target annual incentive. Cost of medical, dental and vision premiums (12 months). Unvested stock options and restricted shares will vest.	Lump sum payment equal to annual base salary and target annual incentive. Cost of medical, dental and vision premiums (12 months). Unvested stock options, restricted shares and PSUs will vest.
Internal Revenue Code Section 4999 Excise Tax Gross-up	None.	None.	None.	None.	None.

Feature	Wise(3)	Giles	Bahr	Conlin	DeMovick(4)
Confidentiality Agreement and Non-compete	Confidentiality agreement indefinitely and non-compete during employment and for: (i) one year following a termination without cause or constructive termination; (ii) one year following a change-in-control (provided executive receives severance under this agreement); or (iii) without restriction following voluntary termination.	Confidentiality agreement indefinitely. Following a termination without cause or a constructive termination following a change-in-control (provided executive receives severance under this agreement), executive will not compete with the company for one year.	Confidentiality agreement indefinitely and non-compete during employment and for: (i) one year following a termination without cause or constructive termination; (ii) one year following a change-in-control (provided executive receives severance under this agreement); or (iii) without restriction following voluntary termination.	Confidentiality agreement indefinitely. Following a termination without cause or a constructive termination following a change-in-control (provided executive receives severance under this agreement), executive will not compete with the company for one year.	Confidentiality agreement indefinitely and non-compete during employment and for: (i) one year following a termination without cause or constructive termination; (ii) one year following a change-in-control (provided executive receives severance under this agreement); or (iii) without restriction following voluntary termination.
Non-solicit	None.	Following a termination for any reason, executive will not solicit (directly or indirectly) any employee of the Company for one year.	Following a termination for any reason, executive will not solicit (directly or indirectly) any employee of the Company for one year.	Following a termination for any reason, executive will not solicit (directly or indirectly) any employee of the Company for one year.	Following a termination for any reason, executive will not solicit (directly or indirectly) any employee of the Company for one year.
Termination With Cause or Voluntary Resignation	No obligation to pay executive any amounts of unearned compensation or benefits.	No obligation to pay executive any amounts of unearned compensation or benefits.	No obligation to pay executive any amounts of unearned compensation or benefits.	No obligation to pay executive any amounts of unearned compensation or benefits.	No obligation to pay executive any amounts of unearned compensation or benefits.

(1)	Chart does not include elements generally available to all employees through the Company’s standard policies or ERISA-based qualified plans.

(2)

Mr. Stelben did not have an employment agreement in 2011. The Company entered into an employment agreement with Mr. Stelben on January 13, 2012 with an effective date of January 1, 2012. Effective March 17, 2012, Mr. Stelben resigned from the Company. For further details, please see Payments upon Termination or Change in Control – Fiscal 2011 on pages 47 to 48 of this proxy statement.

(3)

Mr. Wise’s employment agreement was amended effective January 1, 2012. Among other things, the amended employment agreement provides for (i) a term ending December 31, 2013 with no automatic year-to-year renewal; (ii) base salary of not less than $900,000; (iii) Executive Management Incentive Plan target of 200% of base salary; (iv) upon termination without cause or for constructive termination, a pro rata portion of PSUs and RSUs will vest provided performance triggers are met and PSUs and RSUs will be settled with a cash payment; and (v) upon termination without cause or for constructive termination following a change in control, PSUs and restricted stock units will vest and PSUs and RSUs will be settled in cash or a combination of cash and stock based on the price per share paid in the change in control.

(4)

Mr. DeMovick’s employment agreement was amended effective January 1, 2012. Among other things, the amended employment agreement provides for (i) a term ending December 31, 2013 with no automatic year-to-year renewal; (ii) upon termination without cause or for constructive termination, a pro rata portion of PSUs and RSUs will vest provided performance triggers are met and PSUs and RSUs will be settled with a cash payment; and (iii) upon termination without cause or for constructive termination following a change in control, unvested stock options, PSUs and RSUs will vest and PSUs and RSUs will be settled in cash or a combination of cash and stock based on the price per share paid in the change in control.

2011 Directors’ Compensation

The Company compensates its non-employee directors pursuant to its Compensation Program for Non-Employee Directors (the “Program”), which it adopted effective January 1, 2006. The Company believes that, generally, the Program reflects practices that are common among our competitors in the managed care industry and other public companies. The program is a “cafeteria plan” that gives non-employee directors the choice of being paid his or her compensation in the form of cash, non-qualified stock options, restricted stock or a combination thereof and allows the directors, pursuant to the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), to defer all or a portion of his or her compensation in the form of cash or stock units.

Under the Director Deferred Compensation Plan and the Program, compensation allocated to cash is limited to 50% of total compensation payable during the year (unless the Chair of the Compensation Committee waives the requirement) and is paid out quarterly in arrears. Compensation allocated to deferred cash is credited quarterly with interest based at the Company’s borrowing rate set at the beginning of each year. Compensation allocated to stock awards (non-qualified stock options, restricted stock or deferred stock units) are converted to awards of equivalent value determined by using the same method used by the Company to expense the awards for financial accounting purposes. Stock awards vest or the restrictions lapse in equal quarterly increments over the year compensation is payable. Stock awards, including stock units, are credited with any dividends, stock splits, reverse stock splits or other changes in the Company’s capitalization in accordance with the terms of the 2004 Incentive Plan. Stock units are treated as if they were actual shares of the Company’s Common Stock, but are not evidenced by or convertible into any actual shares of the Company’s Common Stock until distribution.

Deferred compensation is not distributed until a non-employee director’s termination from service on the Board, upon his or her death, upon a change-in-control (as defined under section 409A of the Internal Revenue Code of 1986, as amended) or in the event of an unforeseeable emergency (causing severe financial hardship). Unvested restricted stock awards or non-qualified stock options fully vest upon death or disability. Vested non-qualified stock options are not transferable, except to immediate family members or by will or the laws of descent and distribution. Vested stock units are not transferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution.

Upon joining the Board, a new non-employee director receives a one-time initial grant of a non-qualified stock option to purchase 10,000 shares of Common Stock vesting in equal annual increments over four years beginning on the first anniversary of the grant date at an exercise price equal to the closing market price on the date of grant. Compensation for new, non-employee directors elected to the Board after January 1st is prorated.

Under the Program, each non-employee director receives an annual amount of $225,000 to be received for participation in the Board’s five regularly scheduled meetings and overall service as a director, but exclusive of committee and special board meeting fees and chair retainers, which are set forth in the table below. Each non-employee director elects the form of payment (cash, restricted stock, stock options or deferred cash or deferred stock units) before January 1st of each Program year.

The following table summarizes the components and amounts of the compensation package paid to eligible non-employee directors annually under the Program.

Non-employee directors may elect the form and the timing of their compensation on an individual basis as summarized in the table below. All elections of the form of payment must be made in multiples of 25%. The table below summarizes the forms of compensation each individual non-employee director may select as well as certain material terms related to those forms of compensation.

Compensation Components	Board or Committee	Compensation
Annual Compensation for Attendance at Regular Board Meetings (paid/vested/deferred quarterly in arrears in accordance with the Program and includes compensation for five regularly scheduled Board meetings)	Board	$225,000
Annual Committee Chair Retainer (paid annually in arrears)	Non-executive Chairman of the Board	$125,000
	Lead Director	$ 25,000
	Chair of Audit Committee	$ 15,000
	Chair of Compensation Committee	$ 10,000
	Chair of N/CG Committee	$ 10,000
Attendance at In-Person Special Meeting	Board	$ 3,000
Attendance at In-Person Committee Meeting (Regular or Special)	Audit Committee	$ 3,000
	Compensation Committee	$ 3,000
	N/CG Committee	$ 3,000
Participation in Special Telephonic Meeting	Board	$ 1,000
	Audit Committee	$ 1,000
	Compensation Committee	$ 1,000
	N/CG Committee	$ 1,000
Participation in individual meetings with Chief Executive Officer	All Directors	$ 1,000
Reimbursement of Reasonable Travel Expenses	All Directors
New Director Stock Option Grant	New Director	10,000 (non-qualified stock options vesting in equal increments over four years)
Health and Basic Life Insurance Coverage	All Non-Employee Directors (health insurance is voluntary; life insurance is automatic)

Non-employee directors may elect the form and the timing of their compensation on an individual basis as summarized in the table below. All elections of the form of payment must be made in multiples of 25%. The table below summarizes the forms of compensation each individual non-employee director may select as well as certain material terms related to those forms of compensation.

Payment “Form”(1)	Maximum Allocation		Payment “Current”	Payment “Deferred”	Vesting
Cash	50	%(2)	Paid at the end of each quarter	Credited at the end of each quarter(3)	None

Restricted Stock/Stock Units	100%		Granted at beginning of year	Stock Units deferred until termination of service or unforeseeable emergency	Quarterly over the year of service

Stock Options	100%		Granted at beginning of year	Exercisable when vested and subject to a 10-year term	Quarterly over the year of service

(1)	Value of non-qualified stock options, restricted stock awards and stock units determined in accordance with ASC Topic 718.

(2)	Percentage limit may be waived with the approval of the Chair of the Compensation Committee.

(3)	Deferred cash will be credited quarterly with interest based on the Company’s borrowing rate set at the beginning of each year (rate used for 2011 was approximately 0.80%).

All directors are reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Additionally, the Company has paid nominal travel expenses for family members of directors in connection with the directors’ attendance at certain business meetings with the Board or senior management.

The following table provides information concerning compensation paid or allocated to our directors during 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel Ackerman(2)	$25,007	$—	$224,993	$9,831	$259,831
L. Dale Crandall(3)	$165,524	$56,232	$56,244	$—	$278,000
Lawrence N. Kugelman(4)	$149,510	$112,490	$—	$—	$262,000
Daniel N. Mendelson(5)	$14,019	$224,981	$—	$—	$239,000
Rodman W. Moorhead, III(6)	$137,503	$—	$112,497	$—	$250,000
Michael A. Stocker, M.D.(7)	$126,510	$112,490	$—	$—	$239,000
Joseph R. Swedish(8)	$136,524	$56,232	$56,244	$573	$249,573
Elizabeth E. Tallett(9)	$159,524	$56,232	$56,244	$2,964	$274,964
Timothy T. Weglicki(10)	$150,510	$112,490	$—	$—	$263,000
Allen F. Wise(11)	$—	$—	$—	$—	$—

(1)

Represents the fair value of the award on the grant date computed in accordance with ASC Topic 718 for restricted stock and deferred stock units (in the Stock Awards column) and stock options (in the Option Awards column) granted in 2011.

(2)

Mr. Ackerman elected to receive his compensation of $225,000 under the Program for 2011 as follows: 100% in the form of 28,230 non-qualified stock options at an exercise price of $26.40 per option. He received additional cash compensation for the following: (i) $15,000 for Nominating/Corporate Governance Committee and special Board meeting fees, (ii) $10,000 annual retainer as Chair of the Nominating/Corporate Governance Committee, (iii) $9,831 for a tax gross up related to the incremental cost of Company provided transportation and (iv) $7 residual cash in lieu of receiving a fractional share of stock under the Program.

(3)

Mr. Crandall elected to receive his compensation of $225,000 under the Program for 2011 as follows: (i) 25% in the form of 7,057 non-qualified stock options at an exercise price of $26.40 per option, (ii) 25% in the form of 2,130 deferred stock units and (iii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $43,000 for Compensation Committee, Audit Committee and special Board meeting fees, (ii) $10,000 annual retainer as Chair of the Compensation Committee and (iii) $24 residual cash in lieu of receiving fractional shares of stock under the Program.

(4)

Mr. Kugelman elected to receive his compensation of $225,000 under the Program for 2011 as follows: (i) 50% in the form of 4,261 shares of restricted stock and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $22,000 for Audit Committee and special Board meeting fees, (ii) $15,000 annual retainer as Chair of the Audit Committee and (iii) $10 residual cash in lieu of receiving a fractional share of stock under the Program.

(5)

Mr. Mendelson elected to receive his compensation of $225,000 under the Program for 2011 as follows: 100% in the form of 8,522 deferred stock units. He received additional cash compensation for the following: (i) $14,000 for Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $19 residual cash in lieu of receiving a fractional share of stock under the Program.

(6)

Mr. Moorhead elected to receive his compensation of $225,000 under the Program for 2011 as follows: (i) 50% in the form of 14,115 non-qualified stock options at an exercise price of $26.40 per option and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation as follows: (i) $25,000 for Compensation Committee and special Board meeting fees and (ii) $3 residual cash in lieu of receiving a fractional share of stock under the Program.

(7)

Dr. Stocker elected to receive his compensation of $225,000 under the Program for 2011 as follows: (i) 50% in the form of 4,261 shares of restricted stock and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation as follows: (i) $14,000 for Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $10 residual cash in lieu of receiving a fractional share of stock under the Program.

(8)

Mr. Swedish elected to receive his compensation of $225,000 under the Program for 2011 as follows: (i) 25% in the form of 2,130 shares of restricted stock, (ii) 25% in the form of 7,057 non-qualified stock options at an exercise price of $26.40 per option and (iii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation as follows: (i) $24,000 for Compensation Committee and special Board meeting fees, (ii) $573 for a tax gross up related to the incremental cost of Company-provided transportation and (iii) $24 residual cash in lieu of receiving a fractional share of stock under the Program.

(9)

Ms. Tallett elected to receive her compensation of $225,000 under the Program for 2011 as follows: (i) 25% in the form of 7,057 non-qualified stock options with an exercise price of $26.40 per option; (ii) 25% in the form of 2,130 deferred stock units and (iii) 50% in the form of cash in the amount of $112,500. She received additional cash compensation for the following: (i) $22,000 for Audit Committee and special Board meeting fees, (ii) $25,000 annual retainer as Lead Director, (iii) $2,964 for a tax gross up related to the incremental cost of Company provided transportation and (iv) $24 residual cash in lieu of receiving fractional shares of stock under the Program.

(10)

Mr. Weglicki elected to receive his compensation of $225,000 under the Program for 2011 as follows: (i) 50% in the form of 4,261 shares of restricted stock and (ii) 50% in the form of cash in the amount of $112,500. He received additional cash compensation for the following: (i) $38,000 for Compensation Committee, Nominating/Corporate Governance Committee and special Board meeting fees and (ii) $10 residual cash in lieu of receiving fractional shares of stock under the Program.

(11)	Mr. Wise received no compensation in 2011 for his services as a director and Chairman of the Board. Mr. Wise served as Chief Executive Officer of the Company in 2011.

Non-Employee Directors Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for directors in order to further align the directors’ interests with the stockholders’ interests. Under these guidelines, non-employee directors should strive to hold $250,000 worth of the Company’s Common Stock while serving as a director of the Company. Ownership that counts toward satisfaction of the guidelines includes Common Stock held directly, unvested restricted stock and deferred stock units (stock options are not counted). New directors will have three years to attain this ownership threshold. Stock units held by a director under the director compensation program for a current fiscal year are included in calculating the value of ownership to determine whether this minimum ownership requirement has been met. All directors are in compliance with the guidelines.

2011 Matching Charitable Contribution Program

The Company believes that, as part of its mission and as a good corporate citizen, it is appropriate to support charitable organizations that serve community needs. Therefore, we maintain a Matching Charitable Contribution Program, which is considered each year and adopted depending on the profitability of the Company during the year. The Matching Charitable Contribution Program is intended to encourage charitable giving by senior executives and directors to non-profit charitable organizations in the areas of health care, education and basic community needs. We had a profitable year in 2011 and, recognizing the difficult times that charitable organizations are still facing, we offered the matching program for 2011 and with the same match approved in 2010. Under the 2011 Matching Charitable Contribution Program, recipients were required to qualify as 501(c)(3) organizations. The Company matched qualifying charitable contributions on a two-for-one basis for the first $40,000 contributed and on a one-for-one basis for the next $40,000 contributed, up to a maximum Company match of $120,000 per donor.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Health Risk Partners.    Allen F. Wise, Chief Executive Officer and Chairman of the Company, held a beneficial interest in Health Risk Partners (“HRP”), an organization that entered into a written contract with the Company to provide claims analysis services relating to the Company’s Medicare line of business. Additionally, Mr. Wise’s son, Marc Wise, owned a minority interest in HRP and served as an executive officer. The contract was negotiated and entered into on an arms-length basis, and consistent with the Company’s Related Person

Transaction policy, disinterested members of the Board and the Board’s Nominating/Corporate Governance Committee considered the transaction and determined that the services provided would be beneficial to the Company and that the amounts paid were immaterial to the Company and that the terms of the contract with HRP were fair and competitive with market rates for such services. Two other directors of the Company, Rodman W. Moorhead III and Timothy T. Weglicki, owned minority interests in HRP. In June 2011, HRP was acquired by a third party, which assumed the contract with the Company and is not a related party. Except for post-closing purchase price adjustments, Mr. Wise, his son and the two directors have ceased to have any direct or indirect interest in HRP’s contract with the Company. For the years ended December 31, 2010 and 2009, the Company paid approximately $15.4 million and $12.2 million, respectively, to HRP for services rendered under the contract. During the period in 2011 in which Mr. Wise, his son and the two directors held a beneficial interest, the Company paid approximately $2.7 million to HRP for services rendered under the contract.

Avalere Health.    Mr. Daniel N. Mendelson, a director of the Company, is the Chief Executive Officer and majority owner of Avalere Health Inc. Avalere Health LLC, a wholly owned subsidiary of Avalere Health Inc., is a healthcare policy and strategic advisory firm that provides syndicated research and market information products for clients in the healthcare industry, government and the not-for-profit sector. Since April 2009, the Company has retained Avalere Health LLC to provide the Company with research and market information relating to health care policy developments to support our government affairs efforts and our strategies for responding to government and marketplace changes. During 2011, the amount the Company paid to Avalere Health LLC for these services was $0.2 million. Consistent with the Company’s Related Person Transactions Policy, disinterested members of the Board and the Nominating/Corporate Governance Committee considered the transaction and determined that the services provided would be beneficial to the Company and the amounts to be paid were immaterial to both Avalere Health, Inc. and the Company and that the terms of the contract with Avalere Health, Inc. are fair and competitive with market rates for such services. The Board considered this transaction and determined that Mr. Mendelson was “independent” as defined by the listing standards of the NYSE, by the SEC and all of the applicable rules and regulations and for purposes of Rule 162(m) of the Internal Revenue Code.

ABS Capital, through one of its funds, ABS Capital Partners V, is a minority investor in Avalere Health Inc. Mr. Timothy T. Weglicki, a director of the Company, is a founding partner of ABS Capital and holds a financial interest in ABS Capital Partners V. As a result, Mr. Weglicki has a de minimus ownership interest in Avalere Health, Inc. through his partnership holdings in ABS Capital Partners V. Mr. Weglicki also serves as a director of Avalere Health Inc.

Trinity Health.    Mr. Joseph R. Swedish, a director of the Company since 2010, is the President and Chief Executive Officer of Trinity Health, a not-for-profit, integrated health care delivery system which operates 48 hospitals and other health care facilities in ten states, with $19 billion in gross revenues. Trinity Health has entered into market-based provider contracts with subsidiaries of the Company in these eight states. During 2011 the Company paid approximately $14.4 million to Trinity Health for health care services provided to its members. This amount represents less than 2% of Trinity Health’s consolidated gross revenues. Consistent with the Company’s Related Person Transactions Policy, disinterested members of the Board’s Nominating/Corporate Governance Committee as well as disinterested members of the entire Board determined that the level of reimbursement paid to Trinity Health for services provided to our members were market based and that the total amount paid was immaterial to both Trinity Health and the Company. Since Trinity Health is a not-for-profit organization, Mr. Swedish derives no additional income as a result of the transaction between Trinity Health and the Company. The Board considered this transaction and determined that Mr. Swedish was “independent” as defined by the listing standards of the NYSE, by the SEC and all of the applicable rules and regulations and for purposes of Rule 162(m) of the Internal Revenue Code.

PROPOSALS 2a AND 2b

AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

Background

The Board has approved, and recommends that you approve, amendments to the Company’s Restated Certificate of Incorporation to (a) phase out the classification of the Company’s Board and instead provide for the annual election of directors, as well as to revise a related provision in our Restated Certificate of Incorporation; and (b) decrease the supermajority voting requirements in Articles V and VI of the Restated Certificate of Incorporation ((a) and (b) are collectively referred to herein as the “Amendments”).

In connection with the proposed adoption of the Amendments, the Board has also approved ancillary and conforming amendments to the Company’s Bylaws, the effectiveness of which is contingent upon stockholder approval of one or both of the Amendments. The Board has the power to amend the Bylaws without stockholder approval. As a result, separate approval by our stockholders is not required to adopt the amendments to the Bylaws (although, as stated above, any such amendments to the Bylaws are contingent upon stockholder approval of one or both of the Amendments).

PROPOSAL 2a. TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

Restated Certificate of Incorporation Sections Affected: Article V, Section 3 and Article V, Section 4

The Restated Certificate of Incorporation currently divides the directors into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The classification of the Board results in staggered elections, with the same director class up for election every third year. If the number of directors is changed, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy or newly created directorship resulting from an increase in such class shall stand for election at the next annual meeting of stockholders and, if elected, shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

The classified board structure has been a fundamental element of our corporate governance. This structure was adopted with the intent of encouraging a long-term perspective of management and protecting the Company from coercive takeover tactics; however, the Board is committed to good governance practices and realizes that in recent years a number of companies have eliminated their classified board structures under the theory that directors are more accountable to stockholders, and therefore more likely to act in the best interests of stockholders, if they stand for election annually as opposed to serving multiple-year terms. Accordingly, the Board has approved, and recommends that you approve, an amendment to the Restated Certificate of Incorporation to effect the declassification of the Board.

The proposed amendment phases out the classification of the Board. Although current directors, including the directors elected during the 2012 Annual Meeting, would serve out their full terms, directors would be elected at each annual meeting of stockholders for one-year terms beginning with the 2013 annual meeting of stockholders, such that at the annual meeting of stockholders to be held in 2013, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2014; at the annual meeting of stockholders to be held in 2014, the successors of directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2015; and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders. This phase-out process would result in the full declassification of the Board by the 2015 annual meeting of stockholders. Furthermore, if the number of directors is increased at or following the 2013 annual meeting of stockholders, any additional director elected to fill a newly created directorship resulting from such increase would hold office for a term expiring at the next annual meeting of stockholders.

The general description of the proposed amendment to the Restated Certificate of Incorporation to phase out the classification of the Board is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Annex A to this proxy statement. Additions to the Restated Certificate of Incorporation are indicated by underlining and deletions to the Restated Certificate of Incorporation are indicated by strike-outs.

Vote Required and Board Recommendation

The affirmative vote of 75% of the Company’s Common Stock entitled to vote generally in the election of directors is required to effect the proposed amendment to the Restated Certificate of Incorporation described Proposal 2a and set forth on Annex A. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2a TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.

PROPOSAL 2b. TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE SUPERMAJORITY VOTING REQUIREMENTS FOR AMENDING CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION

Restated Certificate of Incorporation Sections Affected: Article V, Section 7 and Article VI

The Restated Certificate of Incorporation currently provides that the affirmative vote of the holders of at least 75% of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with, or repeal any provision of Article V or Article VI of the Restated Certificate of Incorporation.

The proposed amendment to the Restated Certificate of Incorporation reduces this supermajority voting requirement from 75% to 67%. This proposal results from the Board’s ongoing review of our corporate governance principles. Supermajority voting requirements are intended to protect the Company against self-interested action by large stockholders, requiring broad support for certain actions and governance changes. The Board believes that some supermajority voting requirement is essential in this regard; however, the Board is also aware that some commentators argue that supermajority voting requirements cause management to be less accountable to the stockholders. In balancing these factors, the Board believes that the best interests of the stockholders will be served by reducing the threshold voting requirement for such amendments from 75% to 67% of the voting power of all shares of stock entitled to vote generally in the election of directors.

The general description of the proposed amendment to the Restated Certificate of Incorporation to reduce the supermajority voting requirement is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Annex B to this proxy statement. Additions to the Restated Certificate of Incorporation are indicated by underlining and deletions to the Restated Certificate of Incorporation are indicated by strike-outs.

Vote Required and Board Recommendation

The affirmative vote of 75% of the Company’s Common Stock entitled to vote generally in the election of directors is required to effect the proposed amendment to the Restated Certificate of Incorporation described in Proposal 2b and set forth on Annex B. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2b TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE SUPERMAJORITY VOTING REQUIREMENTS FOR AMENDING CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION.

Separate Proposals

Proposals 2a and 2b both relate to proposed amendments to the Restated Certificate of Incorporation; however, Proposal 2a concerns an amendment to effect declassification of the Board and Proposal 2b concerns an amendment to reduce the supermajority voting provisions in Articles V and VI of the Restated Certificate of Incorporation. Therefore, we are setting out each separate matter intended to be acted upon, so that stockholders are able to express their views on each amendment separately. The approval of either proposal is not conditioned on the approval of the other proposal. The Company will only amend the Restated Certificate of Incorporation to implement a proposal if that particular proposal receives the requisite affirmative vote of 75% of the voting power of all shares of stock entitled to vote generally in the election of directors.

Upon approval by the stockholders of one or both of the proposed amendments to the Restated Certificate of Incorporation, the Board has authorized the officers of the Company to file with the Delaware Secretary of State an amended and restated certificate of incorporation incorporating the amendments set forth on Annexes A and B (as applicable). The amended and restated certificate of incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder and the Company’s Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint the Company’s independent registered public accounting firm. The Audit Committee, comprised of independent members of the Board, has appointed Ernst & Young LLP, certified public accountants, to be the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 and requests stockholder ratification of this action. In taking this action, the Audit Committee considered the qualifications of Ernst & Young LLP, the past performance of Ernst & Young LLP since its retention by the Company in 2002, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards. A representative of Ernst & Young LLP is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee is not obligated to appoint another independent registered public accounting firm, but will reconsider the appointment.

Vote Required

An affirmative vote by the holders of a majority of the shares present or represented by proxy at the 2012 Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is providing its stockholders with the opportunity to cast an advisory, non-binding vote to approve the executive compensation of its named executive officers as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”). While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, highly values the opinions of the Company’s stockholders and will consider the vote of the stockholders on this proposal when making compensation decisions for named executive officers in the future.

The compensation of the Company’s named executive officers is set forth in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative discussion, set forth on pages 23 through 51 of this proxy statement. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain a highly qualified and experienced management team, who will provide leadership and direction for the Company’s success by achieving corporate objectives and creating stockholder value in a competitive marketplace.

The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy, is well aligned with the stockholders’ long-term interests and avoids imprudent risk-taking. Our executive compensation program seeks to strike the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to create stockholder value. This balance is evidenced by the following:

•

The majority of the total compensation opportunity for our executives is incentive-based and can be earned only upon the achievement of corporate and individual performance objectives designed to enhance stockholder value. Performance is assessed on both a formulaic and qualitative basis.

•

Our incentive compensation is earned over several different and overlapping short-term and long-term performance periods, ensuring that performance during any one period is not maximized at the expense of other performance periods.

•

Our short-term incentive compensation is earned based upon multiple performance metrics. The use of multiple performance metrics serves to strengthen the relationship between compensation and our performance and adds another element to our compensation program designed to mitigate risks.

•

We have stock ownership guidelines that set forth certain levels of stock ownership in the Company, which cover our named executive officers and other key executives. As of December 31, 2011, 47 of our executives were subject to these guidelines.

•

In 2011, the majority of our long-term incentive compensation was performance-based. In January 2012, the Company granted PSUs to Messrs. Wise and DeMovick, which will vest upon the passage of time and the achievement of two equally weighted performance metrics. In June 2012, the Company intends to make similar PSU awards to the other named executive officers.

•	We prohibit any form of margin arrangements, short sales and/or dealing in puts and calls of the Company’s stock by our executives and our directors.

•

Recipients of long-term incentive awards valued at over $200,000, including our named executive officers, are required to enter into restrictive covenants agreements with post termination non-compete, non-solicitation, non-disclosure and claw-back provisions.

•	No amount of a named executive officer’s incentive bonus is guaranteed.

•

In the event of a change-in-control of the Company, post termination benefits under employment agreements would not be payable unless the executive is terminated within two years following the change-in-control, i.e., a so-called “double trigger”.

•

On March 3, 2011, we adopted a claw-back policy which was subsequently amended on March 7, 2012. Under the terms of this policy, in the event that we are required to prepare an accounting restatement for any year commencing after December 31, 2010 due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from the responsible executive officers all or part of the incentive-based compensation that was paid based upon the misstated financial statements.

•

In 2009, we prospectively eliminated tax gross-ups and most perquisites to executives. One of our named executive officers is contractually entitled to de minimus perquisites that were agreed to prior to 2009. The Company continues to honor these contractual obligations. In addition, certain of our named executive officers were given relocation expenses in connection with their hiring. Please see footnote 4 of the 2011 Summary Compensation Table on page 42 of this proxy statement.

•	We do not offer preferential or above market returns on compensation deferred by our executives.

•	Our Compensation Committee is advised by an independent compensation consultant. This consultant is retained by the Compensation Committee directly and is independent of management and the Company.

•

Our Compensation Committee conducts an annual review and assessment of potential compensation-related risks in our programs. In 2011, as in previous years, the Compensation Committee concluded that our compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company (see Assessment of Risk Relating to Compensation on page 9 of this proxy statement).

Based on the Company’s financial performance in fiscal 2011, we believe the compensation paid to our named executive officers was appropriate and reasonable and that our compensation program is sound and in the best interest of the Company and its stockholders. Accordingly, stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, tabular disclosures regarding such compensation and the accompanying narrative discussion contained in this proxy statement.

Vote Required

An affirmative vote by the holders of a majority of the shares present or represented by proxy at the 2012 Annual Meeting is necessary to approve Proposal 4. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 4.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSAL

The Company has received notice of the intention of several stockholders to present a proposal to be voted upon at the 2012 Annual Meeting. The text of this proposal and the supporting statement appear below as received by the Company. All statements contained in the stockholder proposal and the supporting statement are the sole responsibility of the proponents of the stockholder proposal. The Company will provide the names, addresses and stock ownership (to the Company’s knowledge) of the proponents of any stockholder proposal included in our proxy statement upon oral or written request made to the Company’s Investor Relations Department, 6720-B Rockledge Drive, Suite 700, Bethesda, MD 20817.

PROPOSAL 5

POLITICAL CONTRIBUTIONS DISCLOSURE

Resolved, The shareholders of Coventry Health Care, Inc. (the “Company”) hereby request the Company to prepare and periodically update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses the Company’s-

(a) Policies and procedures for making political contributions and expenditures (both direct and indirect) with corporate funds, including the board’s role (if any) in that process, and

(b) Monetary and non-monetary political contributions or expenditures that could not be deducted as an “ordinary and necessary” business expense under section 162(e) of the Internal Revenue Code; this would include (but not be limited to) contributions to or expenditures on behalf of political candidates, political parties, political committees and other entities organized and operating under sections 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments that are made to any tax-exempt organization (such as a trade association) and that are used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e) of the Internal Revenue Code.

The report shall identify all recipients and the amount paid to each recipient from Company funds.

Stockholder Supporting Statement

As long-term Coventry shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is consistent with public policy and in the best interest of the Company and its shareholders. Indeed, the Supreme Court’s 2010 Citizens United decision – which liberalized rules for corporate participation in election-related activities – recognized the importance of disclosure to shareholders. The Court said: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

In our view, in the absence of a system of accountability, company assets could be used for policy objectives that may be inconsistent with the long-term interests of and may pose risks to the Company and its shareholders.

At last year’s annual meeting, 44% of the shares voted were cast in favor of a similar proposal seeking total disclosure in this area, despite Coventry’s commitment in the proxy statement to disclose aggregate contributions of corporate contributions to federal and state candidates, national and state political parties, and political committees and entities organized under section 527 of the Internal Revenue Code.

In our view aggregated and partial disclosure is deficient because Coventry will not disclose:

–	which individual candidates it supports or opposes and with what levels of monetary support;

–	Coventry’s individual contributions to so-called “501(c)(4)” groups, which are playing an increasing role in the political arena; and

–	the non-deductible portion of dues or other payments to individual trade associations, which do not themselves fully disclose where funds for political ads come from.

We view this reform as essential to allow shareholders to fully evaluate the political use of corporate assets. We urge you to vote FOR this critical governance reform.

Coventry’s Statement in Opposition to Proposal 5

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

Our stockholders were presented with a substantially similar proposal by the same stockholder group for their consideration and vote at the 2010 and 2011 annual meetings. In both years, the majority of our stockholders voted against this proposal. Moreover, in both absolute and relative terms, an even larger number of stockholders voted against the proposal in 2011 versus 2010.

The most compelling reason for the Board’s recommendation is that a majority and growing proportion of our stockholders, as indicated by the previous years’ votes, oppose this proposal. Second, the same reasons given by the Company in 2010 and 2011 in opposing this proposal still exist and therefore remain a valid and compelling rationale for voting against this proposal again this year.

In the Stockholder Supporting Statement, the proponents provide no new compelling evidence or arguments in support of this proposal. Consistent with previous years, the Company’s engagement in the political process through political contributions is both infrequent and limited. In 2011, the Company’s contributions and expenditures (both direct and indirect) and to other organizations and entities specified in the proposal represented less than 0.001% of the Company’s total annual operating revenues. Viewed in simpler terms, the Company spends less than one cent on political contributions and expenditures for every $1,000 collected in operating revenues.

Despite the enactment of the Accountable Care Act (ACA), numerous federal ACA implementing regulations, and significant state legislative activity, the Company’s political contributions have remained very limited and extremely modest by industry standards. On those rare occasions when the Company does use corporate funds to make a political contribution, it is because the Company has identified elected officials, candidates, or organizations who support market-based approaches to the delivery of health insurance and managed care services and understand the harmful impact of potential legislation or regulations to the business interests of the Company and its stockholders. Since the operation of local health plans is one of our core businesses, the majority of the Company’s political contributions are made at the state and local levels to those elected officials and candidates who recognize the value of our local health plans. Federal legislators and candidates and organizations in states in which we do business comprise the balance of the Company’s political contributions.

Transparency and accountability in corporate spending on political activities may be a laudable objective, but we do not believe the Company, with its de minimus contributions and general philosophy of limited political contributions unless required by stockholder interests, would benefit its stockholders by producing the periodic report detailing every dollar contributed, identifying all recipients, and listing the amount paid to each recipient. Numerous federal, state and local laws and regulations govern and mandate the public and timely disclosure and reporting of political contributions. In addition, numerous free public websites capture, catalog, and report information on political contributions for public review and inspection to provide sufficient transparency and adequate avenues for stockholders interested in our activities in this area to access such information. We believe that the proponents’ perspective on the Citizens United decision and the growing role of 501(c)(4) organizations in the political arena also does not provide a convincing new rationale for disclosure given the Company’s record of limited and modest contributions. In the end, in our opinion, the resources required to produce the periodic report would be an unnecessary use of the Company’s resources, especially when the costs of those resources could approach the amount of political contributions historically made each year by the Company.

However, to accommodate and make it more convenient for those stockholders who may have an interest in tracking the amount of the Company’s political contributions, the Company will annually disclose on its website the amount of political contributions made each year with corporate funds to: (1) federal and state candidates; (2) national and state political parties; and (3) political committees and entities organized under Section 501(c)(4) of the Internal Revenue Code. These political contributions will be disclosed on an aggregate basis for each of these three categories. In addition, although the Company does not currently make any expenditures to trade associations or entities organized under Section 501(c)(6) of the Internal Revenue Code, if the Company does so in the future it will disclose, on an aggregate basis, the amount of expenditures with respect to this category.

Vote Required

An affirmative vote by the holders of a majority of the shares present or represented by proxy at the 2012 Annual Meeting is required to approve Proposal 5. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for all services provided by Ernst & Young LLP for 2010 and 2011, respectively, are set forth below (rounded to the nearest thousand). The Company has paid all such fees.

Audit Fees

Audit fees billed for the fiscal years 2010 and 2011 audits of the Company’s annual consolidated financial statements and internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, Section 404, statutory audits of various subsidiaries, quarterly reviews of Forms 10-Q and SEC filings (including Form 11-K and SEC comment letters), incremental fees for additional statutory reports for consent related to procedures associated with new bond issuance and additional Federal Employee Health Benefit Plan reports aggregated $6,477,000 and $6,899,000, respectively.

Audit-Related Fees

Audit-related fees billed for the fiscal years 2010 and 2011 for assurance and related services aggregated $130,000 and $342,000, respectively. The services for 2010 included retirement plan audits, accounting consultations related to acquisitions and various state department of insurance reviews, retirement plan audits, accounting consultations related to acquisitions and disposals, various state departments of insurance reviews. The services for 2011 included various state department of insurance reviews, financial and tax due diligence related to proposed acquisition, and third-party administrator reviews.

Tax Fees

Tax fees billed for the fiscal years 2010 and 2011 for tax compliance services aggregated $280,000 and $284,000, respectively. The services for 2010 and 2011 included tax compliance, tax advice and tax research.

All Other Fees

Fees billed for all other services rendered for fiscal years 2010 and 2011 aggregated $282,000 and $6,000, respectively. The services for 2010 advisory services related to the Company’s enterprise risk assessment and access to Ernst & Young LLP’s online accounting research software, which included access to Ernst & Young LLP’s online accounting research tool. The services for 2011 include access to Ernst & Young LLP’s online accounting research tool.

Procedures for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee annually reviews and considers a written proposal from the independent registered public accounting firm setting forth the scope of services to be provided, including whether the services are for audit and audit related services, tax services or other services that are permissible and other required communications. If permitted by applicable law and appropriate, the Audit Committee will approve the services. The Audit Committee has pre-approved certain permitted services to be performed by Ernst & Young LLP if required during the year. These permitted services would include only audit, audit related or tax compliance and research services. The Audit Committee and the Company believe these services are consistent with Ernst & Young LLP’s role as independent auditor and tax adviser. Thereafter, the Audit Committee will, as necessary, consider and, if permitted by applicable law and appropriate, approve the provision of additional audit and/or non-audit services not previously approved. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case-basis, proposed services that are clearly permitted by law. None of the engagements approved by the Audit Committee during 2010 and 2011 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC. The Audit Committee pre-approved 100% of all services described above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations and the Company’s established Compliance and Ethics Program. The Audit Committee is composed of independent directors, as defined under the listing standards of the NYSE, and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and the NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2011, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with its independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

COVENTRY HEALTH CARE

AUDIT COMMITTEE

Lawrence N. Kugelman, Chair

L. Dale Crandall

Elizabeth E. Tallett

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The Company’s Bylaws provide that the annual meeting of stockholders is to be held on the third Thursday in May, unless the Chairman of the Board designates a different date. The 2013 annual meeting of stockholders is expected to be held on May 16, 2013, although this date may be subject to change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2013 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2013 annual meeting of stockholders, stockholder proposals must be received by the Company at 6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817, addressed to the Corporate Secretary of the Company, not later than December 7, 2012. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2013 annual meeting may do so by following the procedures prescribed in the Company’s Bylaws. In order for the notice to be considered timely for the Company’s 2013 annual meeting, such stockholder notice must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e. not earlier than January 17, 2013 and not later than February 16, 2013); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the close of business on the later of 70 days prior to the date of the meeting or 10 days following the day on which public announcement of the meeting was made.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

The Company pays the costs of soliciting proxies. These costs include the expense of preparing, assembling, printing and mailing the Notice to stockholders of record and beneficial owners, mailing printed proxy materials to stockholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies in conjunction with the 2012 Annual Meeting for an estimated fee of $7,500 plus reimbursement of disbursements made on the Company’s behalf. In addition to soliciting proxies by mail and the Internet, directors, officers and employees may solicit proxies on behalf of the Company, personally or by telephone, without additional compensation. The Company will also solicit proxies by e-mail from stockholders who are employees of the Company or who previously requested receipt of proxy materials electronically.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, directors and stockholders owning ten percent or more of the Company to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish the Company with a copy. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 2011 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except as follows: Michael D. Bahr, Executive Vice President, had two late reports for two transactions, one relating to the sale of stock back to the Company to pay withholding taxes on a release of restricted stock and the other relating to cash-settled performance share units that became derivative securities subject to a vesting requirement upon satisfaction of the performance criteria. Timothy E. Nolan had one late report for one transaction. Patrisha Davis, John J. Ruhlmann, John J. Stelben, David W. Young and Thomas C. Zielinski each had one late report for one transaction relating to cash-settled performance share units that became derivative securities subject to a time-vesting requirement upon satisfaction of the performance criteria.

OTHER MATTERS

The Board does not know of any other matters that may come before the 2012 Annual Meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2012 Annual Meeting.

A list of stockholders of record entitled to be present and vote at the 2012 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by stockholders during regular business hours from May 1, 2012 to the date of the 2012 Annual Meeting. The list will also be available during the 2012 Annual Meeting for inspection by stockholders who are present.

YOUR REPRESENTATION AT THE 2012 ANNUAL MEETING IS IMPORTANT. PLEASE VOTE IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM. YOU MAY VOTE BY TOLL-FREE TELEPHONE, BY THE INTERNET OR, IF YOU REQUESTED PRINTED MATERIALS, BY COMPLETING, DATING, SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SUBMISSION OF THE PROXY CARD WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

By Order of the Board,

ALLEN F. WISE
Chief Executive Officer

Appendix A

(Declassification)*

ARTICLE V

BOARD OF DIRECTORS

3. Number, Election and Term. The initial number of directors shall be two. This number may be varied from time to time by the affirmative vote of a majority of the entire Board of Directors, but shall not be less than the minimum number required by the DGCL. For so long as the number of directors shall exceed three (3) directors, the directors elected at any annual meeting of stockholders prior to the annual meeting of stockholders to be held in 2013 shall be divided into three classes, designated Class I, Class II and Class III~~.~~, all classes shall be as nearly equal in number as possible~~. The term of the initial Class I~~, and directors ~~shall expire on the date of the annual meeting of the shareholders of the Corporation to be held in 1998. The term of the initial Class II Directors shall expire on the date of the annual meeting of the shareholders of the Corporation to be held in 1999. The term of the initial Class III Directors shall expire on the date of the annual meeting of the shareholders of the Corporation to be held in 2000. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting~~of each class shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Notwithstanding the previous sentence of this Section 3 of Article V, at the annual meeting of stockholders to be held in 2013, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of ~~shareholders held in the third year following the year of their election~~stockholders to be held in 2014; at the annual meeting of stockholders to be held in 2014, the successors of directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2015; and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall hold office until the expiration of his or her term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. ~~If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal as possible.~~ Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors is present. Any director elected in accordance with the preceding sentence shall ~~stand~~hold office for ~~election~~a term expiring at the next annual meeting of ~~shareholders and, if elected, shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been~~stockholders and after their successors have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

*	Shows changes to relevant sections.

Appendix B

(Reduction of Supermajority Vote)*

ARTICLE V

BOARD OF DIRECTORS

7. Amendment or Repeal of this Article V. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~75~~67 percent of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal any provision of this Article V.

ARTICLE VI

INDEMNIFICATION

To the fullest extent permitted by the DGCL, as amended from time to time, a person who is or was a director, officer, employee or agent of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, officer, employee or agent and shall be indemnified against any liability or expense incurred by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, if such person acted in good faith and in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~75~~67 percent of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article VI.

*	Shows changes to relevant sections.

COVENTRY HEALTH CARE, INC. 6720-B ROCKLEDGE DRIVE STE. 700 BETHESDA, MD 20817-1850

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the on May 16, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45327-P24140	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COVENTRY HEALTH CARE, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Daniel N. Mendelson	☐	☐	☐

	1b.	Rodman W. Moorehead, III	☐	☐	☐			For	Against	Abstain

	1c.	Timothy T. Weglicki	☐	☐	☐	3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2a., 2b., 3 and 4.			For	Against	Abstain

2a.	Proposal to approve an amendment to the Restated Certificate of Incorporation to declassify the Board of Directors.		☐	☐	☐	4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

2b.	Proposal to approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority voting requirement for amending certain provisions of the Restated Certificate of Incorporation.		☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
						5.	Stockholder proposal regarding political contributions disclosure.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)					☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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M45328-P24140

COVENTRY HEALTH CARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2012 ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2012

The stockholder(s) hereby appoint(s) Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each or either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Coventry Health Care, Inc. that the stockholder(s) is/are entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on May 17, 2012, at The Ritz-Carlton, Fort Lauderdale, 1 North Fort Lauderdale Beach Boulevard, Fort Lauderdale, Florida 33304, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, DATED AND RETURNED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, “FOR” PROPOSALS 2a, 2b, 3, AND 4; AND “AGAINST” PROPOSAL 5. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side